                                                                EXHIBIT 99.1


                                                                  EXECUTION COPY

------------------------------------------------------------------------------



                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                             THE COCA-COLA COMPANY,

                               PERRY PHILLIP CORP.

                                       AND

                                  ODWALLA, INC.



                             DATED OCTOBER 29, 2001



------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          -----

ARTICLE I      THE OFFER.....................................................................2

    Section 1.1.  The Offer..................................................................2
    Section 1.2.  Company Action.............................................................3
    Section 1.3.  SEC Actions................................................................4
    Section 1.4.  Directors..................................................................5

ARTICLE II     THE MERGER....................................................................7

    Section 2.1.  The Merger.................................................................7
    Section 2.2.  Effective Time; Closing....................................................7
    Section 2.3.  Effect of the Merger.......................................................8
    Section 2.4.  Conversion of Company Common Stock.........................................8
    Section 2.5.  Dissenting Shares..........................................................9
    Section 2.6.  Stock Option Plans.........................................................9
    Section 2.7.  Company Warrants..........................................................10
    Section 2.8.  Surrender of Shares of Company Common Stock; Stock Transfer Books.........11
    Section 2.9.  Shareholders Meeting......................................................13
    Section 2.10. Subsequent Actions........................................................14

ARTICLE III    THE SURVIVING CORPORATION....................................................15

    Section 3.1.  Articles of Incorporation.................................................15
    Section 3.2.  Bylaws....................................................................15
    Section 3.3.  Directors and Officers....................................................15

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................15

    Section 4.1.  Organization and Standing.................................................15
    Section 4.2.  Capitalization............................................................16
    Section 4.3.  Authority for Agreement...................................................17
    Section 4.4.  No Conflict...............................................................18
    Section 4.5.  Required Filings and Consents.............................................19
    Section 4.6.  Compliance................................................................19
    Section 4.7.  SEC Filings, Financial Statements.........................................19
    Section 4.8.  Absence of Certain Changes or Events......................................20
    Section 4.9.  Taxes.....................................................................20
    Section 4.10. Assets....................................................................21
    Section 4.11. Change of Control Agreements..............................................22
    Section 4.12. Litigation................................................................22


    Section 4.13. Contracts and Commitments.................................................22
    Section 4.14. Employee Benefit Plans....................................................24
    Section 4.15. Labor and Employment Matters..............................................25
    Section 4.16. Environmental Compliance and Disclosure...................................27
    Section 4.17. Intellectual Property Rights..............................................28
    Section 4.18. Products..................................................................29
    Section 4.19. Brokers...................................................................30
    Section 4.20. Formulae and Trade Secrets................................................30
    Section 4.21. Insurance Policies........................................................30
    Section 4.22. Notes and Accounts Receivable.............................................30
    Section 4.23. Transactions with Affiliates..............................................31
    Section 4.24. No Existing Discussions...................................................31
    Section 4.25. Shareholder Rights Agreement..............................................31
    Section 4.26. Major Suppliers, Customers and Distributors...............................31

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.............................32

    Section 5.1.  Organization and Standing.................................................32
    Section 5.2.  Sub.......................................................................32
    Section 5.3.  Authority for Agreement...................................................32
    Section 5.4.  No Conflict...............................................................33
    Section 5.5.  Required Filings and Consents.............................................33
    Section 5.6.  Brokers...................................................................33
    Section 5.7.  Financing.................................................................34

ARTICLE VI     COVENANTS....................................................................34

    Section 6.1.  Conduct of the Business Pending the Merger................................34
    Section 6.2.  Access to Information; Confidentiality....................................36
    Section 6.3.  Notification of Certain Matters...........................................36
    Section 6.4.  Reasonable Efforts; Further Assurances; Cooperation.......................37
    Section 6.5.  Board Recommendations.....................................................38
    Section 6.6.  Shareholder Litigation....................................................39
    Section 6.7.  Indemnification...........................................................40
    Section 6.8.  Public Announcements......................................................41
    Section 6.9.  Competing Acquisition Proposals...........................................41
    Section 6.10. Undertakings of Parent....................................................42
    Section 6.11. Director Resignations.....................................................42
    Section 6.12. Shareholders' Rights Agreement............................................42
    Section 6.13. Employee Benefits.........................................................42
    Section 6.14. Environmental Assessments.................................................42
    Section 6.15. Settlement Fee............................................................43
    Section 6.16. Conveyance Taxes..........................................................43
    Section 6.17. Shareholder Rights Plan...................................................43
    Section 6.18. Actions by Company Board..................................................43
    Section 6.19. Loans to Permit Exercise of Company Options...............................43

ARTICLE VII    CONDITIONS...................................................................44

    Section 7.1.  Conditions to the Obligation of Each Party................................44

ARTICLE VIII   TERMINATION, AMENDMENT AND WAIVER............................................44

    Section 8.1.  Termination...............................................................44
    Section 8.2.  Effect of Termination.....................................................46
    Section 8.3.  Amendments................................................................46
    Section 8.4.  Waiver....................................................................47

ARTICLE IX     GENERAL PROVISIONS...........................................................47

    Section 9.1.  No Third Party Beneficiaries..............................................47
    Section 9.2.  Entire Agreement..........................................................47
    Section 9.3.  Succession and Assignment.................................................47
    Section 9.4.  Counterparts..............................................................47
    Section 9.5.  Headings..................................................................47
    Section 9.6.  Governing Law.............................................................47
    Section 9.7.  Severability..............................................................48
    Section 9.8.  Specific Performance......................................................48
    Section 9.9.  Construction..............................................................48
    Section 9.10. Non-Survival of Representations and Warranties and Agreements.............48
    Section 9.11. Certain Definitions.......................................................48
    Section 9.12. Fees and Expenses.........................................................50
    Section 9.13. Notices...................................................................50
    Section 9.14. Waiver of Jury Trial......................................................51

ANNEX I     CONDITIONS TO THE OFFER........................................................I-1

EXHIBIT A         .........................................................................A-1


                          AGREEMENT AND PLAN OF MERGER


        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated October 29, 2001 by and among The Coca-Cola Company, a Delaware corporation ("Parent"), Perry Phillip Corp., a California corporation ("Sub") and wholly owned subsidiary of Parent, and Odwalla, Inc., a California corporation (the "Company").

                              W I T N E S S E T H:

        WHEREAS, the parties to this Agreement desire to effect the acquisition of the Company by Parent pursuant to a tender offer (the "Offer") by Sub for any and all the issued and outstanding shares (the "Shares") of Common Stock, no par value, of the Company ("Company Common Stock") followed by a merger (the "Merger") of Sub with and into the Company with the Company as the surviving corporation in accordance with the California General Corporation Law (the "CGCL");

        WHEREAS, as an inducement to Parent and Sub to enter into this Agreement, Parent, Sub and the Company have entered into a Stock Option Agreement (the "Option Agreement"), pursuant to which the Company has granted to Sub an option to purchase newly issued shares of Company Common Stock under certain circumstances;

        WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent entering into this Agreement, each of the persons and entities set forth on Exhibit A hereto (collectively, the "Principal Shareholders") has entered into a tender and/or voting agreement, dated as of the date hereof (collectively, the "Tender Agreements"), pursuant to which, among other things, each of the Principal Shareholders has agreed to tender its shares of Company Common Stock to Sub in the Offer;

        WHEREAS, the Board of Directors of Parent and Sub have each unanimously approved this Agreement, the Option Agreement, the Offer, the Merger and the transactions contemplated hereby upon the terms and subject to the conditions set forth herein;

        WHEREAS, the Board of Directors of the Company has unanimously determined that this Agreement, the Option Agreement, the Offer, the Merger and the transactions contemplated hereby, subject to the terms and conditions of this Agreement, are fair to and in the best interests of the holders of the Company Common Stock (the "Company Shareholders"); and

        WHEREAS, the Board of Directors of the Company has unanimously resolved to recommend that the Company Shareholders approve this Agreement, the Option Agreement, the Offer, the Merger and the transactions contemplated hereby to which the Company is a party.

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                    THE OFFER

        Section 1.1. The Offer.

            (a) Subject to the provisions of this Agreement, Parent shall cause Sub, no later than November 8, 2001, to commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) the Offer, at a price of $15.25 per share, net to the seller in cash, without interest (or at such higher price as Sub in its sole discretion elects to offer) (the "Offer Price"), but subject to any withholding required by law. The obligation of Parent and Sub to accept and pay for Shares tendered shall be subject only to the condition that there shall be validly tendered prior to the expiration date of the Offer and not withdrawn a number of Shares which, when added to the shares of Company Common Stock owned by Parent, represent at least 90.1% of the Shares issued and outstanding on a fully diluted basis (including for purposes of such calculation all shares of Company Common Stock issuable upon exercise of all Company Options (as defined in Section 2.6) that vest (or upon consummation of the Offer will vest) (but excluding shares of Company Common Stock that are issuable upon the exercise of Company Options that are cancelled pursuant to Section 2.6(a) hereof or upon the exercise of Company Warrants that are cancelled pursuant to Section 2.7 hereof) and the exercise of all outstanding Company Warrants (as defined in Section 2.7)) (the "Minimum Condition") and to the other conditions set forth in Annex I (collectively, the "Offer Conditions"). Parent and Sub expressly reserve the right to waive any of the Offer Conditions (except that Parent and Sub may not waive the Minimum Condition except with the consent of the Company or as and to the extent provided in this Agreement), to increase the price per share payable in the Offer and to make any other change or changes in the terms or conditions of the Offer, including without limitation extending the expiration date, except that, without the consent of the Company, Parent and Sub shall not (i) reduce the number of Shares subject to the Offer, (ii) reduce the Offer Price, (iii) impose any other conditions to the Offer other than the Offer Conditions or modify the Offer Conditions (other than to waive any Offer Conditions to the extent permitted by this Agreement) in a manner adverse to the holders of the Company Common Stock, (iv) except as provided in Section 1.1(b), extend the Offer, (v) change the form of consideration payable in the Offer, or (vi) amend any other term of the Offer in a manner adverse to the Company Shareholders.

            (b) Subject to the terms and conditions hereof, the Offer shall expire at midnight, San Francisco time, on the date twenty business days (as defined under the Exchange Act) after the date the Offer is commenced, provided, that Sub may, without the consent of the Company,
        (i) extend the Offer, if at the scheduled or extended expiration date of the Offer any of the Offer Conditions shall not be satisfied or waived, until such time as such conditions are satisfied or waived, subject in each case to any right of Parent, Sub or the Company to terminate this Agreement pursuant to the terms hereof or (ii) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer. If, at any scheduled expiration date of the Offer, the conditions set forth in paragraph 5(g) of Annex I are satisfied, but any of the conditions set forth in paragraphs 2 or 5(a), (b), (c), (d), (e) or (f) of Annex I are not satisfied, then at the request of the Company, Sub shall extend the Offer from time to time, subject to any right of Parent, Sub or the Company to terminate this Agreement pursuant to the terms hereof.

            (c) Notwithstanding any other provision contained herein, in the event the Minimum Condition is not satisfied on any scheduled expiration date of the Offer, at the request of the Company, subject to any right of Parent or Sub to terminate this Agreement pursuant to the terms hereof, Sub shall, and Parent shall cause Sub to, take any of the actions set forth in the following clauses (x), (y) or (z) (provided that Sub shall have complete discretion as to which actions among the three clauses to take) as follows: (x) extend the Offer pursuant to
        Section 1.1(b), (y) amend the Offer in contemplation of the exercise of the Option Agreement (to the extent the Option Agreement is exercisable at such time) to reduce the Minimum Condition to that number of shares (the "Option Exercise Minimum Number") equal to the number of shares which, when combined with the number of shares issued upon exercise of the Option Agreement, equals 90.1% of the shares of Company Common Stock on a fully diluted basis (but excluding shares of Company Common Stock that are issuable upon the exercise of Company Options that are cancelled pursuant to Section 2.6(a) hereof or upon the exercise of Company Warrants that are cancelled pursuant to Section 2.7 hereof) or
        (z) amend the Offer to provide that, in the event (i) the Minimum Condition is not satisfied at the next scheduled expiration date of the Offer (after giving effect to the issuance of any shares of Company Common Stock theretofore acquired by Parent or Sub) and (ii) the number of shares of Company Common Stock tendered pursuant to the Offer and not withdrawn as of such next scheduled expiration date is more than 50% of the then outstanding shares of Company Common Stock, Sub shall waive the Minimum Condition and amend the Offer to reduce the number of shares of Company Common Stock subject to the Offer to 49.9% of the shares of Company Common Stock then outstanding (the "Revised Minimum Number") and, subject to the prior satisfaction or waiver of the other conditions of the Offer, purchase, on a pro rata basis, the Revised Minimum Number of shares (it being understood that Sub shall not in any event be required to accept for payment, or pay for, any shares of Company Common Stock if less than the Revised Minimum Number of shares are tendered pursuant to the Offer and not withdrawn at the expiration date).

            (d) Sub shall, on the terms and subject to the prior satisfaction or waiver of the conditions of the Offer, accept for payment shares of Company Common Stock validly tendered as soon as practicable (and in any event within five business days) after such satisfaction or waiver of all conditions of the Offer, and pay for accepted shares of Company Common Stock as promptly thereafter as reasonably practicable, and in any event in compliance with Rule 14e-1(c) under the Exchange Act. Parent shall provide, or cause to be provided to Sub on a timely basis the funds necessary to pay for any shares of Company Common Stock Sub accepts or becomes obligated to accept for payment.

        Section 1.2.   Company Action.

            (a) The Company hereby approves and consents to the Offer and to the inclusion in the Offer and the related documents thereto of the recommendation of the

        Board of Directors of the Company described in Section 4.3(b) and the opinion of the Independent Advisor described in Section 4.3(c).

            (b) The Company will promptly, and in any event within three (3) business days after the execution of this Agreement, instruct its transfer agent to furnish Sub with a list of its shareholders, mailing labels and any available listing or computer file containing the names and addresses of all record holders of outstanding shares of Company Common Stock and lists of securities positions of outstanding shares of Company Common Stock held in stock depositories, and to provide to Sub such additional information (including, without limitation, updated lists of shareholders, mailing labels and lists of securities positions) and such other assistance as Parent or Sub or any of their respective agents may reasonably request in connection with the Offer and Merger. Subject to the requirements of applicable Law (as defined in Section 4.4), and except for such steps as are necessary to disseminate the Offer Documents (as defined below) and any other documents necessary to consummate the Merger, Parent and Sub shall, and shall cause their agents to, hold in confidence and otherwise in conformity with the provisions of the Confidentiality Agreement dated September 7, 2001, as amended (the "Confidentiality Agreement"), the information contained in any such labels, listings and files, use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, upon request, promptly deliver to the Company all copies of such information then in their possession or control.

        Section 1.3.   SEC Actions.

            (a) On the date of commencement of the Offer, Parent and Sub shall file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer (including all supplements and amendments thereto, the "Schedule TO"), which shall contain an offer to purchase, a related letter of transmittal and summary advertisement (such Schedule TO and all other documents required to be filed by Parent and Sub with the SEC in connection with the Offer and the Merger, are collectively referred to as the "Offer Documents").

            (b) On or as soon as practicable after the date the Offer Documents are filed with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (including all supplements and amendments thereto, the "Schedule 14D-9"). The Schedule 14D-9 shall (except as specifically provided in Section 6.5 hereof) contain the unanimous recommendation of the Board of Directors of the Company in favor of the Offer and the Merger.

            (c) (i) Parent and Sub will take all steps necessary to ensure that the Offer Documents, and the Company will take all steps necessary to ensure that the Schedule 14D-9 and all other documents required to be filed by the Company with the SEC in connection with the Offer and the Merger (collectively, the "Company Disclosure Documents"), comply or complies in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's shareholders, do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, that Parent and Sub make no representation with respect to information furnished by the Company for inclusion in the Offer Documents and provided further that the Company makes no representation with respect to information furnished by Parent or Sub for inclusion in the Company Disclosure Documents.

            (ii) The Company will ensure that the information with respect to the Company that the Company furnishes to Parent in writing specifically for inclusion in the Offer Documents does not, at the time of the filing of the Offer Documents, at the time of any distribution thereof and at the time of the consummation of the Offer, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent and Sub will ensure that the information with respect to Parent and Sub that (x) Parent or Sub furnishes to the Company in writing specifically for inclusion in the Company Disclosure Documents, (y) is incorporated in the Company Disclosure Documents by reference to any of the Offer Documents (other than any information set forth in any of the Offer Documents that is furnished by the Company for inclusion therein), or (z) is set forth in the Schedule TO (other than any information set forth in the Schedule TO that is furnished by the Company for inclusion therein), does not, at the time of the filing of the Offer Documents, at the time of any distribution thereof and at the time of the consummation of the Offer, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Parent and Sub, on the one hand, and the Company, on the other hand, will promptly correct any information provided by it for use in the Offer Documents and the Company Disclosure Documents, as the case may be, if and to the extent that it shall have become false and misleading in any material respect.

            (iii) Each of Parent and Sub will take all steps necessary to cause the Offer Documents, and the Company will take all steps necessary to cause the Company Disclosure Documents, in each case including all amendments thereto, to be filed with the SEC and to be disseminated to holders of the outstanding shares of Company Common Stock as and to the extent required by applicable federal securities laws.

            (iv) Each of the Company, on the one hand, and Parent and Sub on the other hand, will give the other, and their respective counsel, the opportunity to review and provide comments with respect to the Company Disclosure Documents and the Offer Documents, as the case may be, before they are filed with the SEC, in each case including all amendments thereto. In addition, each such party will provide the other such parties and their counsel with any comments, whether written or oral, which it may receive from time to time from the SEC or its staff with respect to the Company Disclosure Documents or the Offer Documents promptly after the receipt of such comments.

Section 1.4.   Directors.

            (a) Effective upon the purchase by Sub of such number of shares of Company Common Stock as shall constitute satisfaction of the Minimum Condition, the Option Exercise Minimum Number or the Revised Minimum Number, as the case may be, and subject to compliance with Section 14(f) of the Exchange Act, Sub shall be entitled, at its option, to designate the number of directors, rounded up to the next whole number, on the Company Board for the period following such purchase (the "Post-Acceptance Board") that equals the product of (i) the total number of available seats on the Post-Acceptance Board (giving effect to the election of any additional directors, the resignation of any existing directors and/or the increase in the number of members of the Company's Board of Directors pursuant to this Section 1.4) and (ii) the percentage that the number of shares of Company Common Stock owned by Sub (including shares of Company Common Stock accepted for payment) and Parent bears to the total number of shares of Company Common Stock issued and outstanding; provided that, prior to or upon the purchase by Sub of Company Common Stock in the Offer, the Company shall increase the number of directors on the Company's Board of Directors from seven to eight and shall maintain the number of directors at eight until the Effective Time. The Company shall take all action necessary to cause Sub's designees to be elected or appointed to the Post-Acceptance Board, including, without limitation, increasing the number of directors and seeking and accepting resignations of incumbent directors. The Company will use its reasonable best efforts to cause individuals designated by Sub to constitute the same percentage as such individuals represent on the Post-Acceptance Board of each committee of such Post-Acceptance Board (other than any committee of such Post-Acceptance Board established to take action under this Agreement). Notwithstanding the foregoing, the Company shall use its reasonable best efforts to ensure that prior to the Effective Time, the Post-Acceptance Board shall include at least four directors in office as of the date hereof (any such director remaining in office being a "Continuing Director"). In the event that the number of Continuing Directors shall be reduced below four for any reason whatsoever, any remaining Continuing Directors (or Continuing Director, if there shall only be one remaining) shall be entitled to designate persons to fill such vacancies who shall be deemed to be Continuing Directors for purposes of this Agreement. If no Continuing Directors remain, the other directors shall designate four persons to fill such vacancies and such persons shall be deemed to be Continuing Directors for purposes of this Agreement. The provisions of this Section 1.4(a) are in addition to and shall not limit any rights which Parent or Sub or any of their Affiliates may have as a holder or beneficial owner of shares of Company Common Stock as a matter of Law with respect to the election of directors or otherwise.

            (b) To the fullest extent permitted by applicable Law, upon any request by Sub following the purchase by Sub of such number of Shares as shall constitute satisfaction of the Minimum Condition, the Option Exercise Minimum Number or the Revised Minimum Number, as the case may be, the Company shall promptly take all actions required in order to fulfill its obligations under this Section 1.4, including without limitation, in the case of satisfaction of the Minimum Condition, all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, which shall include without limitation filing with the SEC and transmitting to the record shareholders of the Company such information with respect to the Company and its officers and directors and Sub's designees as is necessary to enable Sub's designees to be elected to the Post-Acceptance Board. Parent or Sub will supply to the Company any information with respect to itself and such nominees, officers, directors and Affiliates required by such Section 14(f) and Rule 14f-1, and Parent and Sub jointly and severally represent to the Company that such information will not, at the time of the filing with the SEC of any document required to be filed pursuant to this Section 1.4, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order that the statements made therein, in light of the circumstances under which they were made, are not misleading.

            (c) Following the election or appointment of Sub's designees pursuant to Section 1.4(a) and prior to the Effective Time, Parent and Sub shall not cause the Company to take any action with respect to any amendment, or waiver of any term or condition, of this Agreement, the Articles of Incorporation of the Company or the Bylaws of the Company, any termination or rescission of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Sub or Parent or waiver or assertion of any of the Company's rights hereunder, or any other consent or action by the Board of Directors of the Company with respect to this Agreement or the Offer (including any action which would cause the Company to breach this Agreement), without the concurrence of a majority of the Continuing Directors and the concurrence of a majority of the directors who are not Continuing Directors.


                                   ARTICLE II
                                   THE MERGER

        Section 2.1. The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the CGCL, at the Effective Time (as defined in Section 2.2), Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation following the Merger (the "Surviving Corporation"). The corporate existence of the Company, with all its purposes, rights, privileges, franchises, powers and objects, shall continue unaffected and unimpaired by the Merger and, as the Surviving Corporation, it shall be governed by the Laws of the State of California.

        Section 2.2. Effective Time; Closing. As promptly as practicable (and in any event within three (3) business days) after the conditions set forth in
Article VII hereof are satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing), the parties hereto shall cause the Merger to be consummated by filing an agreement of merger pursuant to
Section 1103 of the CGCL (the "Agreement of Merger"), with the Secretary of State of the State of California and by making all other filings or recordings required under the CGCL in connection with the Merger, in such form as is required by, and executed in accordance with the relevant provisions of, the CGCL. The Merger shall become effective at such time as the Agreement of Merger is duly filed with the Secretary of State of the State of California, or at such other time as the parties hereto agree shall be specified in the Agreement of Merger (the date and time the Merger becomes effective, the "Effective Time"). On the date of such filing, a closing (the "Closing") shall be held at 1:00 p.m., local time, at the offices of King & Spalding,

191 Peachtree Street, Atlanta, Georgia 30303, or at such other time and location as the parties hereto shall otherwise agree.

        Section 2.3. Effect of the Merger. At the Effective Time, the effect of the Merger, shall be as provided in the Agreement of Merger, the applicable provisions of the CGCL and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

        Section 2.4. Conversion of Company Common Stock.

            (a) At the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any of the following securities:


                (i) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 2.4(a)(ii) and Dissenting Shares (as defined in Section 2.5), if any) shall be canceled and, subject to Section 2.5, shall by virtue of the Merger and without any action on the part of the holder thereof be converted automatically into the right to receive an amount in cash equal to the Offer Price or any higher price paid for each outstanding share of Company Common Stock in the Offer payable, without interest, to the holder of such share of Company Common Stock, upon surrender of the certificate that formerly evidenced such share of Company Common Stock in the manner provided in Section 2.8 (together with amounts payable under Section 2.6(b), the "Merger Consideration"); and

                (ii) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned by Parent or Sub or any of their direct or indirect subsidiaries and each share of Company Common Stock that is owned by the Company as treasury stock shall be canceled and retired and cease to exist and no payment or distribution shall be made with respect thereto.

            (b) At the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any of the following securities, each share of common stock, no par value per share, of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, no par value per share, of the Surviving Corporation and all such shares together shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

            (c) At the Effective Time, all shares of the Company Common Stock converted pursuant to Section 2.4(a)(i) shall no longer be outstanding and shall automatically be canceled and retired and cease to exist, and each holder of a certificate ("Certificate") representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 2.4(a)(i).

        Section 2.5.   Dissenting Shares.

            (a) If and only to the extent that any holders of shares of Company Common Stock are entitled under Section 1300(b)(1) of the CGCL to be paid the "fair market value" of such shares of Company Common Stock, then notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by Company Shareholders who have demanded and perfected their demands for appraisal of such shares of Company Common Stock in the time and manner provided in
        Section 1300 of the CGCL and, as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the CGCL (the "Dissenting Shares") shall not be converted as described in Section 2.4(a)(i), but shall, by virtue of the Merger, be entitled to only such rights as are granted by Section 1300 of the CGCL; provided, however, that if such holder shall have failed to perfect or shall have effectively withdrawn or lost his, her or its right to appraisal and payment under the CGCL, such holder's shares of Company Common Stock shall thereupon be deemed to have been converted, at the Effective Time, as described in Section 2.4(a)(i), into the right to receive the Merger Consideration set forth in such provisions, without any interest thereon.

            (b) The Company shall give Parent (i) prompt notice of any demands for appraisal pursuant to Section 1300 of the CGCL received by the Company, withdrawals of such demands, and any other instruments served pursuant to the CGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the CGCL. The Company shall not, except with the prior written consent of Parent or as otherwise required by applicable Law, make any payment with respect to any such demands for appraisal or offer to settle or settle any such demands.

        Section 2.6.   Stock Option Plans.

            (a) In connection and simultaneously with the Offer, the Company shall use its reasonable best efforts to ensure that each holder of outstanding options (whether vested or unvested) to acquire Company Common Stock (the "Company Options") granted under the Company's Stock Option Plan adopted in 1993, the Company's 1994 Non-Employee Directors' Stock Option Plan and the Company's Amended and Restated 1997 Stock Option/Stock Issuance Plan (collectively, the "Company Stock Option Plans") shall execute an agreement to exchange immediately prior to the consummation of the Offer such holder's Company Options to the Company for an amount in cash determined by multiplying (A) the excess, if any, of the Offer Price over the applicable exercise price per share of the Company Option (regardless of the exercise price) by (B) the number of shares of Company Common Stock subject to the Company Options

        (whether vested or unvested) held by such holder (such amount, the "Option Consideration"). Upon the expiration date of the Offer, each holder of Company Options immediately prior to the consummation of the Offer, who has exchanged such Company Options in accordance with this
        Section 2.6 shall become entitled to the Option Consideration, and all rights of such holder associated with the Company Options shall be terminated and canceled. The obligation of the Company to accept and pay for the Company Options so exchanged shall be subject to the satisfaction, or waiver by Sub, of the conditions set forth in Annex I. On or prior to the expiration date of the Offer, the Purchaser shall, or shall cause Sub to, lend to the Company on commercially reasonable terms an amount equal to the aggregate amount of the Option Consideration. The Company shall be entitled to deduct and withhold from the Option Consideration otherwise payable to any holder of Company Options such amount that the Company is required to deduct and withhold with respect to the making of such payment under the Code, the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax Law. The Company shall promptly pay or cause to be paid any amounts withheld pursuant to this Section 2.6 for applicable foreign, federal, state and local taxes to the appropriate Governmental Entity on behalf of such holders of Company Options.

            (b) As of the Effective Time, either (i) each Company Option not so exchanged immediately prior to the consummation of the Offer shall be canceled, and in consideration for such cancellation the holder thereof shall become entitled to receive an amount in cash (subject to Section 2.8(f)) equal to the Option Consideration, or (ii) the Company shall use its reasonable best efforts to ensure that each holder of a Company Option shall execute an agreement which provides that such Company Option shall be canceled, and in consideration for such cancellation the holder thereof shall become entitled to receive an amount in cash (subject to Section 2.8(f)) equal to the product of (i) the number of shares subject to the Company Options, whether vested or unvested, held by such holder and (ii) the excess of the Merger Consideration per share over the per share exercise price of each such Company Option.

        Section 2.7. Company Warrants. The Company shall use its reasonable best efforts to provide that each of the issued and outstanding warrants to purchase shares of Company Common Stock (the "Company Warrants") shall be exercised in full immediately prior to the consummation of the Offer. In addition, the Company shall, by written notice to each holder of Company Warrants, offer to pay such holder upon the consummation of the Offer, in exchange for the cancellation of such holder's Company Warrants (regardless of exercise price) upon the consummation of the Offer, an amount in cash determined by multiplying
(A) the excess, if any, of the Offer Price over the applicable exercise price per share of the Company Warrant by (B) the number of shares of Company Common Stock such holder could have purchased had such holder exercised such Company Warrant in full immediately prior to the consummation of the Offer (the "Warrant Consideration"). The Company shall be entitled to deduct and withhold from the Warrant Consideration otherwise payable to any holder of Company Warrants such amount that the Company is required to deduct and withhold with respect to the making of such payment under the Code, the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax Law. The Company shall promptly pay or cause to be paid any amounts withheld pursuant to this
Section 2.7 for applicable foreign, federal, state and local taxes to the appropriate Governmental Entity on behalf of such holders of Company Warrants.

        Section 2.8. Surrender of Shares of Company Common Stock; Stock Transfer Books.

            (a) Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the "Paying Agent") for the holders of shares of Company Common Stock to receive the funds necessary to make the payments to such holders provided for in Section 2.4 upon surrender of their Certificates and for the holders of Company Options to receive the payments provided for in
        Section 2.6(b) upon surrender and cancellation of the Company Options. Parent will, on or prior to the Effective Time, deposit with the Paying Agent the Merger Consideration to be paid in respect of the shares of Company Common Stock and Company Options (the "Fund"). The Fund shall be invested by the Paying Agent as directed by Parent; provided that such investments shall be in obligations of, or guaranteed by, the United States of America or any agency thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investor Services, Inc., or Standard and Poor's Corporation, respectively, or in deposit accounts, certificates of deposit or banker's acceptances of, or repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks with capital, surplus and undivided profits aggregating in excess of US$100 million (based upon the most recent financial statements of such bank which are then publicly available). Any net profit resulting from, or interest or income produced by, such investments, shall be placed in the Fund and be payable to the Surviving Corporation upon demand of non-disbursed funds pursuant to Section 2.8(d) hereof. Parent shall promptly replace any monies lost through any investment made pursuant to this Section 2.8(a), and Parent shall in any event be liable for the payment of the Merger Consideration, notwithstanding any losses in the Fund. The Fund shall not be used for any purpose except as expressly provided in this Agreement. The Paying Agent shall make the payments provided for in Sections 2.4 and 2.6(b).

            (b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each person who was, at the Effective Time, a holder of record of shares of Company Common Stock entitled to receive the Merger Consideration pursuant to Section 2.4 a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly evidenced by such Certificate, and such Certificate shall then be canceled. Until so surrendered, each such Certificate shall, at and after the Effective Time, represent for all purposes, only the right to receive such Merger Consideration. No interest shall accrue or be paid to any beneficial owner of shares of Company Common Stock or any holder of any Certificate with respect to the Merger Consideration payable upon the surrender of any Certificate. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed in blank or to the Paying Agent or otherwise be in proper form for transfer and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such taxes either have been paid or are not applicable. If any Certificate shall have been lost, stolen or destroyed, upon making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation or Parent, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation or Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration such holder is entitled to receive pursuant to Section 2.4.

            (c) The Parent and the Surviving Corporation shall cause the Paying Agent to pay the amounts payable to each holder of a Company Option pursuant to Section 2.6(b) as soon as reasonably practicable following the Effective Time.

            (d) At any time following the sixth month after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any portion of the Fund which had been made available to the Paying Agent and not disbursed to holders of shares of Company Common Stock (including, without limitation, all interest and other income received by the Paying Agent in respect of all amounts held in the Fund or other funds made available to it), and thereafter each such holder shall be entitled to look only to Parent (subject to abandoned property, escheat and other similar Laws), and only as general creditors thereof, with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by such holder. If any Certificates representing shares of Company Common Stock shall not have been surrendered immediately prior to such date on which the Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 4.5), any such cash, shares, dividends or distributions payable in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto. Notwithstanding the foregoing, none of the Surviving Corporation, Parent, or the Paying Agent shall be liable to any holder of a share of Company Common Stock for any Merger Consideration delivered in respect of such share of Company Common Stock to a public official pursuant to any abandoned property, escheat or other similar Law.

            (e) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, except for Parent, the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided herein or by applicable Law, and all cash paid pursuant to this Article II upon the surrender or exchange of Certificates shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificate.

            (f) Parent, Sub, the Surviving Corporation and the Paying Agent, as the case may be, shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or Company Options such amounts that Parent, Sub, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), the rules and regulations promulgated thereunder or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by Parent, Sub, the Surviving Corporation or the Paying Agent, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or Company Options in respect of which such deduction and withholding was made by Parent, Sub, the Surviving Corporation or the Paying Agent. The Surviving Corporation or Parent shall promptly pay or cause to be paid any amounts withheld pursuant to this Section 2.8(f) for applicable foreign, federal, state and local taxes to the appropriate Governmental Entity on behalf of such holders of Company Common Stock or Company Options.

            (g) Except as otherwise provided in this Agreement, the Surviving Corporation shall pay all charges and expenses including those of the Paying Agent, in connection with the exchange of cash for shares of Company Common Stock.

        Section 2.9.   Shareholders Meeting.

            (a) Subject to Section 2.9(d), if required by applicable Law in order to consummate the Merger, the Company, acting through the Post-Acceptance Board, shall, in accordance with applicable Law:

                (i) duly call, give notice of, convene and hold a special
            meeting of the Company Shareholders (the "Shareholders Meeting"), as promptly as practicable following the acceptance for payment and purchase of shares of Company Common Stock by Sub pursuant to the Offer, for the purpose of obtaining the approval of the Merger and this Agreement;

                (ii) prepare and file with the SEC a preliminary proxy statement or information statement (the "Proxy Statement") relating to the Merger and this Agreement, and use its reasonable best efforts (x) to obtain and furnish the information required to be included by applicable Law in the preliminary Proxy Statement and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the Proxy Statement, and (y) to cause the Proxy Statement and any amendment or supplement thereto, to be mailed to the Company Shareholders, provided, that the Company (1) will promptly notify Parent of its receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements of the Proxy Statement or for additional information; (2) will promptly provide Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger and (3) will not amend or supplement the Proxy Statement without first consulting with Parent and its counsel, and (z) to obtain the necessary approvals of the Merger and this Agreement by its shareholders to the extent required by the CGCL;

                (iii) prepare and revise the Proxy Statement so that, at the date mailed to Company shareholders and at the time of the Shareholders Meeting, the Proxy Statement will (x) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order that the statements made therein, in light of the circumstances under which they are made, are not misleading (except that the Company shall not be responsible under this clause (iii) with respect to statements made therein based on information supplied by Parent or Sub expressly for inclusion in the Proxy Statement), and (y) comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder;

                (iv) include in the Proxy Statement the recommendation of the
            Board of Directors of the Company that the Company Shareholders vote in favor of the approval of the Merger and the adoption of this Agreement; and

                (v) solicit proxies from the Company Shareholders in favor of the approval of the Merger and the adoption of this Agreement and take all other action necessary, or in the reasonable judgment of Parent, helpful to secure the vote or consent of such holders required by the CGCL or this Agreement to effect the Merger.

            (b) Parent shall furnish to the Company such information concerning itself and Sub, for inclusion in the Proxy Statement, as may be requested by the Company and required to be included in the Proxy Statement. Such information provided by Parent and Sub in writing expressly for inclusion in the Proxy Statement will not, at the date the Proxy Statement is filed with the SEC, and mailed to Company shareholders and (including any corrections or modifications made by Parent or Sub to such information) at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order that the statements made therein, in light of the circumstances under which they were made, are not misleading.

            (c) Parent shall vote or cause to be voted all shares of the Company Common Stock purchased pursuant to the Offer and all other shares beneficially owned by Parent or Sub in favor of adoption of the Merger and the Merger Agreement.

            (d) In the event that Parent or Sub, collectively, shall acquire at least 90% of the issued and outstanding shares of Company Common Stock, the Company, Parent and Sub shall take all appropriate and necessary action to cause the Merger to become effective as soon as practicable after the expiration or termination of the Offer, without a meeting of shareholders of the Company, in accordance with Section 1110 of the CGCL.

        Section 2.10. Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either Sub or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement and the Merger, the officers and directors of the Surviving Corporation are hereby authorized to execute and deliver, in the name and on behalf of each of Sub or the Company or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Sub or the Company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement and the Merger.


                                  ARTICLE III

                            THE SURVIVING CORPORATION

        Section 3.1. Articles of Incorporation. The Articles of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until, subject to
Section 6.7(a), the same shall thereafter be altered, amended or repealed in accordance with applicable Law or such Articles of Incorporation.

        Section 3.2. Bylaws. The Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until, subject to Section 6.7(a), the same shall thereafter be altered, amended or repealed in accordance with applicable Law, the Articles of Incorporation of the Surviving Corporation or such Bylaws.

        Section 3.3. Directors and Officers. From and after the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified in accordance with applicable Law, (i) the directors of Sub at the Effective Time shall be the directors of the Surviving Corporation, and (ii) the officers of Sub at the Effective Time shall be the officers of the Surviving Corporation.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Parent and Sub (except as set forth in the written disclosure letter (which letter shall in each case specifically identify by reference to Sections of this Agreement any exceptions to each of the representations and warranties contained in this Agreement) delivered by the Company to Parent and Sub in connection with the execution and delivery of this Agreement (the "Company Disclosure Letter")) as follows:

        Section 4.1. Organization and Standing. Each of the Company and each Subsidiary (as defined in Section 4.2(c)) (i) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (ii) has the necessary corporate power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and (iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except, in the case of this clause (iii), where the failure to be so qualified or licensed or be in such good standing is not reasonably likely to have a Company Material Adverse Effect (as defined in Section 9.11(a)). The Company has furnished or made available to Parent true and complete copies of its articles of incorporation (including any certificates of designations attached thereto, the "Company Articles of Incorporation") and bylaws (the "Company Bylaws") and the articles of incorporation and bylaws (or equivalent organizational documents) of each Subsidiary, each as amended to date. Such articles of incorporation, bylaws or equivalent organizational documents are in full force and effect, and neither the Company nor any Subsidiary is in violation of any provision of its articles of incorporation, bylaws or equivalent organizational documents.

        Section 4.2. Capitalization.

            (a) The authorized capital stock of the Company consists of 15,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, no par value per share (the "Preferred Stock"). As of October 25, 2001, (i) 11,103,321 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable and free of preemptive rights, (ii) no shares of Company Common Stock are held in the treasury of the Company, (iii) Company Options (as defined in Section 1.6) to purchase 1,737,699 shares of Company Common Stock are outstanding pursuant to the Company Stock Option Plans, and an additional 188,886 shares of Company Common Stock are authorized and reserved for future issuance pursuant to the Company Stock Option Plans that have not yet been awarded, (iv) no shares of Preferred Stock are issued or outstanding, and (v) Company Warrants to purchase 31,806 shares of Company Common Stock are outstanding and 31,806 shares of Company Common Stock are reserved for future issuance pursuant to the Company Warrants. Section 4.2 of the Company Disclosure Letter sets forth a true and complete list of the outstanding Company Options and Company Warrants together with the exercise prices thereof. During the period from October 25, 2001 through the date of this Agreement, the Company has not issued any shares of capital stock of the Company or any other securities of the Company or any options or warrants to acquire any such shares or other securities, other than issuances of shares of Company Common Stock pursuant to the exercise of Company Options or Company Warrants outstanding as of October 25, 2001.

            (b) Except as set forth in Section 4.2(a) of this Agreement or in
        Section 4.2(b) of the Company Disclosure Letter, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other similar rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company or any Subsidiary relating to the issued or unissued capital stock of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, the Company or any Subsidiary. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Subsidiary or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

            (c) Section 4.2(c) of the Company Disclosure Letter sets forth a correct and complete list of each corporation, association, subsidiary, partnership, limited liability company or other entity of which the Company owns of record or beneficially, directly or indirectly, 30% or more of the outstanding equity interests (each a "Subsidiary" and collectively, the "Subsidiaries"). The Company owns beneficially and of record all of the issued and outstanding capital stock of each Subsidiary and does not own an equity interest in any other corporation, association, partnership, limited liability company or other entity, other than in the Subsidiaries. Each outstanding share of capital stock of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by the Company or another Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except for liens for Taxes accrued but not yet payable.

        Section 4.3. Authority for Agreement.

            (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Option Agreement, to perform its obligations hereunder and thereunder and, subject to obtaining necessary shareholder approval (if required by applicable Law), to consummate the Merger and the other transactions to which the Company is a party contemplated by this Agreement and the Option Agreement. The execution, delivery and performance by the Company of this Agreement and the Option Agreement, and the consummation by the Company of the Merger and the other transactions to which the Company is a party contemplated by this Agreement and the Option Agreement, have been duly authorized by all necessary corporate action (including, without limitation, the unanimous approval of the Board of Directors of the Company) and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Option Agreement or to consummate the Merger or the other transactions to which the Company is a party contemplated by this Agreement and the Option Agreement (other than, with respect to the Merger, the approval and adoption of this Agreement and the Merger by the affirmative vote of a majority of the then outstanding shares of Company Common Stock (if required by applicable
        Law) and the filing and recordation of appropriate merger documents as required by the CGCL). Each of this Agreement and the Option Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the qualification, however, that enforcement of the rights and remedies created hereby is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general application related to or affecting creditors' rights and to general equity principles. The affirmative vote of a majority of the outstanding shares of Company Common Stock entitled to vote at a duly called and held meeting of shareholders is the only vote of the

        Company Shareholders necessary to approve this Agreement, the Merger and the other transactions to which the Company is a party contemplated by this Agreement.

            (b) At a meeting duly called and held on October 29, 2001, the Board of Directors of the Company unanimously (i) determined that, as of the date of this Agreement, this Agreement, the Option Agreement and the transactions contemplated hereby and thereby to which the Company is a party, including the Offer and the Merger, are fair to and in the best interests of the Company and the Company Shareholders, (ii) approved, authorized and adopted this Agreement, the Option Agreement, the Offer and the Merger and the other transactions to which the Company is a party contemplated hereby, and (iii) resolved, subject to the provisions of this Agreement, to recommend approval, adoption and acceptance of this Agreement, the Offer, and the Merger by the Company Shareholders. No antitakeover or similar statute in California or New York, or to the knowledge of the Company and its Subsidiaries in any other jurisdiction, is applicable to Parent, Sub, the Company or the Surviving Corporation in connection with the Merger, the Offer, this Agreement, the Option Agreement, the Tender Agreements or any of the transactions to which the Company is a party contemplated hereby or thereby.

            (c) Dresdner Kleinwort Wasserstein, Inc. (the "Independent Advisor") has delivered to the Board of Directors of the Company its opinion, as of the date of this Agreement, that, as of such date and based on the assumptions, qualifications and limitations contained therein, the consideration to be received by the Company Shareholders in the Offer and the Merger is fair to the Company Shareholders from a financial point of view. The Company will provide to Parent and Sub a copy of the written opinion of the Independent Advisor promptly after the date hereof.

        Section 4.4. No Conflict. The execution and delivery of this Agreement and the Option Agreement by the Company do not, and the performance of this Agreement and the Option Agreement by the Company and the consummation of the Merger, the Offer and the other transactions to which the Company is a party contemplated by this Agreement and the Option Agreement will not, (i) conflict with or violate the Company Articles of Incorporation or Company Bylaws or equivalent organizational documents of any of its Subsidiaries, (ii) subject to
Section 4.5, conflict with or violate any United States federal, state or material local or any material foreign statute, law, rule, regulation, ordinance, code, order, judgment, decree or any other material requirement or rule of law (a "Law") applicable to the Company or any of its Subsidiaries or by which any material property or material group of properties or material asset or material group of assets of the Company or any of its Subsidiaries is bound or affected, or (iii) result in a material breach of or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, give to others any right of termination, amendment, acceleration or cancellation of, result in triggering any payment or other obligations, or result in the creation of a lien or other encumbrance on any material property or material group of properties or material asset or material group of assets of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation or Material Contract (as defined in Section 4.13) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property or asset of any of them is bound or affected.

        Section 4.5. Required Filings and Consents. The execution and delivery of this Agreement and the Option Agreement by the Company do not, and the performance of this Agreement and the Option Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state or local or any foreign government or any court, administrative or regulatory agency or commission or other governmental entity or agency, domestic or foreign (a "Governmental Entity"), except (i) for applicable requirements, if any, of the Exchange Act (including relating to the Offering Documents and, if necessary, the Proxy Statement) and state securities or "blue sky" laws ("Blue Sky Laws"), (ii) for those required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iii) for filings contemplated by Article II hereof, and (iv) for other immaterial approvals, authorizations, consents, orders, filings, registrations or notifications.

        Section 4.6. Compliance. Each of the Company and its Subsidiaries (i) has been operated at all times in compliance in all material respects with all Laws applicable to the Company or any of its Subsidiaries or by which any property, business or asset of the Company or any of its Subsidiaries is bound or affected and (ii) is not in material default or material violation of any notes, bonds, mortgages, indentures, contracts, agreements, leases, licenses, permits, franchises, or other instruments or obligations or Material Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any material property or material group of properties or material asset or material group of assets of the Company or any of its Subsidiaries is bound or affected.

        Section 4.7. SEC Filings, Financial Statements.

            (a) The Company and each Subsidiary, as necessary, has filed all forms, reports, statements and documents required to be filed with the Securities and Exchange Commission ("SEC") since August 28, 1999 (collectively, including all exhibits thereto, the "SEC Reports"), each of which has complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, and the Exchange Act, and the rules and regulations promulgated thereunder, each as in effect on the date so filed. None of the SEC Reports as of their filing dates or, if amended, as of the date of the last such amendment, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (b) All of the financial statements included in the SEC Reports, in each case, including any related notes thereto, as filed with the SEC (collectively referred to as the "Company Financial Statements") have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as noted therein, and, in the case of the unaudited statements, as may be permitted by the applicable rules and regulations promulgated under the Exchange Act and the Securities Act and subject, in the case of unaudited statements, to normal year end adjustments permitted by GAAP and consistent with the Company's past practices) and fairly present the consolidated financial position of the

        Company and its Subsidiaries at the respective dates thereof and the consolidated results of its operations and changes in cash flows for the periods indicated.

            (c) There are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, that are material to the Company and its Subsidiaries, taken as a whole, other than (i) liabilities disclosed or provided for in the consolidated balance sheet of the Company and its Subsidiaries at September 2, 2000, including the notes thereto, (ii) liabilities disclosed in the SEC Reports, and (iii) liabilities incurred in the ordinary course of business consistent with past practice since September 2, 2000, none of which is, individually or in the aggregate, reasonably likely to be material to the Company.

            (d) The Company has heretofore furnished or made available to Parent a complete and correct copy of any amendments or modifications which have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by the Company with the SEC as exhibits to the SEC Reports pursuant to the Securities Act and the rules and regulations promulgated thereunder or the Exchange Act and the rules and regulations promulgated thereunder.

        Section 4.8. Absence of Certain Changes or Events. Except as contemplated by this Agreement or to the extent specifically disclosed in the SEC Reports filed prior to the date hereof, since September 2, 2000, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course and consistent with prior practice and there has not been (i) any event or occurrence of any condition that has had or would reasonably be expected to have, individually or in the aggregate with other events, occurrences or conditions, a Company Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or any other distribution with respect to any of the capital stock of the Company or any Subsidiary, (iii) any change in accounting methods, principles or practices employed by the Company, except as may have been required by changes in GAAP or applicable Law that are not material and except for any changes to comply with Statement of Financial Accounting Standards No. 141 and No. 142, or (iv) any action of the type described in Sections 6.1(b) (i) or (ii) or 6.1(c) (ii), (iii), (iv), (v),
(vi), (vii), (viii), (ix), (xi), (xii), (xiii) or (xiv) which had such action been taken after the date of this Agreement would be in violation of any such Section.

        Section 4.9. Taxes. The Company and each of its Subsidiaries have timely filed all Tax Returns (as defined below) required to be filed by any of them. All such Tax Returns are true, correct and complete in all material respects. All Taxes (as defined below) of the Company and its Subsidiaries which are (i) shown as due on such Tax Returns, (ii) otherwise due and payable or (iii) claimed or asserted by any taxing authority to be due, have been paid, except for those Taxes being contested in good faith and for which adequate reserves have been established in the financial statements included in the SEC Reports in accordance with GAAP. There are no liens for any Taxes upon the assets of the Company or any of its Subsidiaries, other than statutory liens for Taxes not yet due and payable and liens for real estate Taxes contested in good faith. The Company does not know of any proposed or threatened Tax claims or assessments that, if upheld, individually or in the aggregate, are reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code. Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, which waiver or extension remains in effect. The Company and each Subsidiary has withheld and paid over to the relevant taxing authority all Taxes required to have been withheld and paid in connection with payments to employees, independent contractors, creditors, shareholders or other third parties. The unpaid Taxes of the Company and its Subsidiaries for the current taxable period (A) did not, as of the most recent Company Financial Statements, exceed the reserve for Tax liability set forth on the face of the balance sheet in the most recent Company Financial Statements and (B) do not exceed that reserve as adjusted for the passage of time through the Closing in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns. For purposes of this Agreement, (a) "Tax" (and, with correlative meaning, "Taxes") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty or addition thereto, whether disputed or not, imposed by any Governmental Entity, and (b) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

        Section 4.9 of the Company Disclosure Letter sets forth with reasonable specificity: (i) all jurisdictions in which the Company or any Subsidiary currently has a presence requiring it to pay Taxes measured by income or gross receipts (a "Taxable Presence") and all jurisdictions in which the Company or any Subsidiary has had a Taxable Presence since January 1, 1998, (ii) all Tax Returns for Taxes measured by income or gross receipts filed or due to be filed applicable to the three year period ending on the date hereof and (iii) all material correspondence with any Tax authorities (including, without limitation, all audits, notices and requests for information from or to taxing authorities) since January 1, 1998.

        Section 4.10. Assets.

            (a) Except as set forth in the Company's Annual Report on Form 10-K for the fiscal year ended September 2, 2000 (the "10-K"), the Company and each of its Subsidiaries have good and marketable title to, or a valid leasehold interest in, all of their real and personal properties and assets reflected in the 10-K or acquired after September 2, 2000 (other than assets disposed of since September 2, 2000 in the ordinary course of business consistent with past practice or which had an individual value of less than $200,000 or an aggregate value of less than $1,000,000), in each case free and clear of all title defects, liens, encumbrances and restrictions, except for (i) liens, encumbrances or restrictions which secure indebtedness which are properly reflected in the 10-K; (ii) liens for Taxes accrued but not yet payable; (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after September 2, 2000, provided that the obligations secured by such liens are not delinquent; and (iv) liens that do not individually or in the aggregate, materially detract from the value of the assets subject thereto or materially impact the operation of the Company or any Subsidiary. Section 4.10 of the Company Disclosure Letter sets forth a true, correct and complete list of all real property (i) owned or leased by the Company or a Subsidiary, (ii) as to which the Company or a Subsidiary has a written, or to the knowledge of the Company or any Subsidiary any other, license, easement or right of way to use, (iii) as to which the

        Company or a Subsidiary has the option to purchase, lease, license or acquire an easement or right of way pursuant to any written, or to the knowledge of the Company or any Subsidiary any other, agreement, arrangement or understanding or (iv) in which the Company or a Subsidiary has any other material interest.

            (b) Neither the Company nor any of its Subsidiaries has any legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of any of its assets (other than sales of products and inventory in the ordinary course of business consistent with past practices) with an individual value in excess of $200,000 or an aggregate value in excess of $500,000.

            (c) The buildings, fixtures and equipment of the Company and its Subsidiaries are in good operating condition and repair (ordinary wear and tear excepted) and are adequate for the uses to which they are being put and for the conduct of the business of the Company and its Subsidiaries as conducted at and prior to the Effective Time.

        Section 4.11. Change of Control Agreements. Neither the execution and delivery of this Agreement nor the consummation of the Merger or the other transactions contemplated by this Agreement will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any director, officer or employee of the Company or any Subsidiary. Without limiting the generality of the foregoing, no amount paid or payable by the Company or any Subsidiary in connection with the Merger or the other transactions contemplated by this Agreement, including accelerated vesting of options (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

        Section 4.12. Litigation. Except to the extent specifically disclosed in the SEC Reports filed prior to the date hereof, there are no claims, suits, actions, investigations, indictments or information, or administrative, arbitration or other proceedings ("Litigation") pending or, to the knowledge of the Company and its Subsidiaries, threatened against the Company or any of its Subsidiaries. Except to the extent specifically disclosed in the SEC Reports filed prior to the date hereof, there are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court, administrative agency, or by arbitration, pursuant to a grievance or other procedure) to which the Company or any of its Subsidiaries is a party, or to the knowledge of the Company or any Subsidiary, is otherwise subject. To the knowledge of the Company and its Subsidiaries, the Company has complied with and is in compliance with the Settlement Agreement with the United States government dated July 23, 1998, and there have been no written, or to the knowledge of the Company or any of its Subsidiaries any other, allegations by any person or entity, including any Governmental Entity, that any of the Company or its Subsidiaries has failed to so comply.

Section 4.13.  Contracts and Commitments.

            (a) Except for any contracts which have prior the date hereof been terminated in accordance with their terms or been terminated by the parties thereto, in each case with no continuing liabilities or obligations on the part of the Company or any Subsidiary, Section 4.13 of the Company Disclosure Letter sets forth a true, correct and complete list of the following contracts to which the Company or a Subsidiary is a party (including every amendment, modification or supplement to the foregoing): (i) any contracts of employment, (ii) any contracts or agreements which limit or restrict the Company or any Subsidiary (or, to the knowledge of the Company and its Subsidiaries, any employee) from engaging in any business in any jurisdiction or limit the freedom of the Company or any Subsidiary to compete in any line of business in any geographic area or requiring the Company or any Subsidiary to share any profits, (iii) agreements or arrangements for the purchase or sale of any assets (other than purchases or sales of products and inventory in the ordinary course of business consistent with past practices) involving payments of more than $200,000 individually or $500,000 in the aggregate, (iv) all bonds, debentures, notes, loans, credit or loan agreements or commitments, mortgages, indentures or guarantees or other agreements or contracts relating to the borrowing of money, in each case individually involving remaining principal amounts in excess of $200,000, (v) agreements with unions, (vi) independent contractor agreements and leased or temporary employee agreements involving in each case individually aggregate annual payments of more than $75,000 or which are not terminable upon less than 30 days' notice, (vii) leases of any real property involving in each case individually annual rent of $75,000 or more or leases of personal property involving in each case individually annual rent of $50,000 or more, (viii) agreements with copackers, manufacturers, suppliers and trade partners, in each case involving individually aggregate annual payments made or received by the Company and its Subsidiaries of more than $25,000, (ix) all agreements with bottlers and distributors and all franchise and licensing agreements involving in each case individually aggregate annual payments of more than $25,000, (x) any contract or agreement for the granting or receiving of a license or sublicense or arrangement (other than agreements or licenses for standard, packaged software products and other than licenses to the Company or any Subsidiary involving in each case individually annual payments of less than $75,000) under which any person is obligated to pay or has the right to receive a royalty, license fee or similar payment, and (xi) all other contracts, agreements or commitments individually involving in each case individually payments made by or to the Company or a Subsidiary of $250,000 or more (individually, a "Material Contract" and collectively, "Material Contracts"). The Company has delivered or made available to Parent true, correct and complete copies of all Material Contracts, including all amendments thereto.

            (b) The Material Contracts are legal, valid, binding and enforceable in accordance with their respective terms with respect to the Company and to the knowledge of the Company and its Subsidiaries with respect to each other party to any of such Material Contracts, except, in each case, to the extent that enforcement of rights and remedies created by any Material Contracts are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general application related to or affecting creditors' rights and to general equity principles. There are no existing material defaults or breaches of the Company under any Material Contract (or events or conditions which, with notice or lapse of time or both would constitute a material default or breach) and, to the knowledge of the Company and its Subsidiaries, there are no such material defaults (or events or conditions which, with notice or lapse of time or both, would constitute a material default or breach) with respect to any third party to any Material Contract. The Company and its Subsidiaries have no knowledge of any pending or threatened bankruptcy, insolvency or similar proceeding with respect to any party to any of such agreements. Section 4.13 of the Company Disclosure Letter identifies each Material Contract set forth therein that requires the consent of or notice to the other party thereto to avoid any breach, default or violation of such contract, agreement or other instrument in connection with the transactions contemplated hereby.

            (c) The calculations of allowance for product returns for use in connection with the preparation of the Company Financial Statements contained in the SEC Reports conformed to GAAP. Set forth in Section
        4.13 of the Company Disclosure Letter is a description of the Company's policy regarding product returns.

        Section 4.14. Employee Benefit Plans. All employee benefit plans, compensation arrangements and other benefit arrangements covering employees of the Company or any of its Subsidiaries (the "Company Benefit Plans") and all employee agreements providing for compensation, severance or other benefits to any employee or former employee of the Company or any of its Subsidiaries are listed in Section 4.14 of the Company Disclosure Letter. True, correct and complete copies of the following documents with respect to each of the Company Benefit Plans have been provided or made available by the Company to Parent: (i) any plans and related trust documents and amendments thereto, (ii) summary plan descriptions and material modifications thereto, (iii) written communications made since January 1, 2000 to employees relating to the Company Benefit Plans and (iv) written descriptions of all non-written agreements relating to the Company Benefit Plans. To the extent applicable, the Company Benefit Plans comply in all material respects with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, and any Company Benefit Plan intended to be qualified under Section 401(a) of the Code has received a determination letter or is a model prototype plan and continues to satisfy the requirements for such qualification. Neither the Company nor any of its Subsidiaries nor any ERISA Affiliate of the Company maintains, contributes to or has maintained or contributed in the past six (6) years to any benefit plan which is covered by Title IV of ERISA or Section 412 of the Code. Neither any Company Benefit Plan, nor the Company nor any Subsidiary has incurred any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA in excess of $10,000 in the aggregate or engaged in any transactions that are reasonably likely to result in any liabilities or penalties in excess of $10,000 in the aggregate. Each of the Company and its Subsidiaries and any ERISA Affiliate which maintains a "group health plan" within the meaning of Section 5000(b)(1) of the Code has complied with the notice and continuation requirements of Section 4980B of the Code, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder (COBRA), and the creditable coverage certification requirements and limitations on pre-existing condition exclusion requirements of Section 9801 of the Code, Part 7 of Subtitle B of Title I of ERISA and the regulations thereunder (HIPAA). Each Company Benefit Plan has been maintained and administered in compliance in all material respects with its terms and with ERISA and the Code to the extent applicable thereto. There is no pending or, to the knowledge of the Company and its Subsidiaries, threatened or anticipated Litigation against or otherwise involving any of the Company Benefit Plans and no Litigation (excluding claims for benefits incurred in the ordinary course of Company Benefit Plan activities) has been brought against or with respect to any such Company Benefit Plan. All contributions required to be made to the Company Benefit Plans have been made or provided for. Neither the Company nor any of its Subsidiaries maintains or contributes to any plan or arrangement which provides or has any liability to provide life insurance or medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment, and neither the Company nor any of its

Subsidiaries has ever represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided.

        Any individual who performs services for the Company or any of its Subsidiaries (other than through a contract with an organization other than such individual) and who is not treated as an employee for federal income tax purposes by the Company or its Subsidiaries is not an employee for such purposes. There are no agreements in effect between the Company or any Subsidiary and any individual retained by the Company or any Subsidiary to provide services as a consultant or independent contractor.

        For purposes of this Agreement "ERISA Affiliate" means any business or entity which is a member of the same "controlled group of corporations," an "affiliated service group" or is under "common control" with an entity within the meanings of Sections 414(b), (c) or (m) of the Code, is required to be aggregated with the entity under Section 414(o) of the Code, or is under "common control" with the entity, within the meaning of Section 4001(a)(14) of ERISA, or any regulations promulgated or proposed under any of the foregoing Sections.

Section 4.15.  Labor and Employment Matters.

            (a) Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or other contracts, arrangements, agreements or understandings with a labor union or labor organization that was certified by the National Labor Relations Board ("NLRB"). There is no existing, pending or, to the knowledge of the Company and its Subsidiaries, threatened (i) unfair labor practice charge or complaint, labor dispute, labor arbitration proceeding or any other matter before the NLRB or any other comparable state agency against or involving the Company or any of its Subsidiaries, (ii) activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries, (iii) certification or decertification question relating to collective bargaining units at the premises of the Company or any of its Subsidiaries or (iv) lockout, strike, organized slowdown, work stoppage or work interruption with respect to such employees.

            (b) Neither the Company nor any of its Subsidiaries has taken any action that would constitute a "Mass Layoff" or "Plant Closing" within the meaning of the Worker Adjustment and Retraining Notification ("WARN") Act or would otherwise trigger notice requirements or liability under any state or local plant closing notice Law. No agreement, arbitration or court decision or governmental order to which the Company or any of its Subsidiaries is a party, or to the knowledge of the Company and its Subsidiaries is subject, in any way limits or restricts any of the Company, any of its Subsidiaries or Parent from relocating or closing any of the operations of the Company or any of its Subsidiaries.

            (c) Neither the Company nor any of its Subsidiaries has failed in any material respect to pay when due any wages (including overtime wages), bonuses, commissions, benefits, taxes, penalties or assessments or other monies, owed to, or arising out of the employment of or any relationship or arrangement with, any officer, director, employee, sales representative, contractor, consultant or other agent. The Company and its Subsidiaries are in compliance in all material respects with all applicable Laws relating to employment and the payment of wages and benefits. There are no, and the Company has no reason to believe there would be any, citations, investigations, administrative proceedings or formal complaints of violations of any federal or state wage and hour Laws pending or, to the knowledge of the Company and its Subsidiaries, threatened before the Department of Labor or any federal, state or administrative agency or court against or involving the Company or any of its Subsidiaries.

            (d) The Company and each of its Subsidiaries are in compliance in all material respects with all immigration Laws relating to employment and have properly completed and maintained all applicable forms (including but not limited to I-9 forms) and, to the knowledge of the Company and its Subsidiaries, there are no citations, investigations, administrative proceedings or formal complaints of violations of the immigration Laws pending or, to the knowledge of the Company and its Subsidiaries, threatened before the Immigration and Naturalization Service or any federal, state or administrative agency or court against or involving the Company or any of its Subsidiaries.

            (e) There are no investigations, administrative proceedings, charges or formal complaints of discrimination (including discrimination based upon sex, age, marital status, race, national origin, sexual preference, disability, handicap or veteran status) pending or, to the knowledge of the Company and its Subsidiaries, threatened before the Equal Employment Opportunity Commission or any federal, state or local agency or court against or involving the Company or any of its Subsidiaries. No discrimination, sexual harassment, retaliation and/or wrongful or tortious conduct claim is pending or, to the knowledge of the Company and its Subsidiaries, threatened against the Company or any of its Subsidiaries under the 1866, 1877, 1964 or 1991 Civil Rights Acts, the Equal Pay Act, the Age Discrimination in Employment Act, as amended, the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act, ERISA, or any other federal Law relating to employment or any comparable state or local fair employment practices act regulating discrimination in the workplace, and no wrongful discharge, libel, slander, invasion of privacy or other claim (including but not limited to violations of the Fair Credit Reporting Act, as amended, and any applicable whistleblower statutes) under any state or federal law is pending or, to the knowledge of the Company and its Subsidiaries, threatened against the Company or any of its Subsidiaries.

            (f) If the Company or any of its Subsidiaries is a Federal, State or local contractor obligated to develop and maintain an affirmative action plan, no discrimination claim, show-cause notice, conciliation proceeding, sanctions or debarment proceedings is pending or, to the knowledge of the Company and its Subsidiaries, has been threatened against the Company or any of its Subsidiaries with the Office of Federal Contract Compliance Programs or any other Federal agency or any comparable state or local agency or court and no desk audit or on-site review is in progress.

            (g) There are no citations, investigations, administrative proceedings or formal complaints of violations of local, state or federal occupational safety and health Laws pending or, to the knowledge of the Company and its Subsidiaries, threatened before the Occupational Safety and Health Review Commission or any federal, state or local agency or court against or involving the Company or any of its Subsidiaries.

            (h) No workers' compensation or retaliation claim is pending against the Company or any of its Subsidiaries in excess of $50,000 in the aggregate and the Company maintains insurance with respect to workers' compensation claims pursuant to insurance policies that are currently in force as is customary for businesses similar to the business of the Company, or has accrued an adequate liability for such obligations, including, without limitation, adequate accruals with respect to accrued but unreported claims and retroactive insurance premiums.

        Section 4.16. Environmental Compliance and Disclosure.

            (a) As used in this Section 4.16, the following defined terms have the meanings set forth below:

        "Action" means any actual or threatened claim, demand, action, lawsuit, hearing, or proceeding of any kind, whether judicial or administrative in nature.

        "Environment" means any surface water or groundwater, drinking supply water, land or soil, surface or subsurface strata or medium, the ambient air, or any other environmental medium.

        "Environmental Condition" means any condition relating to the Environment, whether on or off site, whether or not yet discovered, that results or may result in any Action, removal or remedial action, liability, damages, expenses, costs (including reasonable attorneys', consulting, engineering, and accounting fees), or losses of any kind whatsoever, including, without limitation, any Release of any Hazardous Materials.

        "Environmental Laws" mean any international, regional, national, federal, state, provincial, or local Laws, statutes, treaties, directives, ordinances, rules, or regulations relating to the Environment, or human health and safety, or the Release of any Hazardous Materials.

        "Hazardous Materials" mean any waste, pollutant, hazardous substance, toxic, flammable, explosive, reactive, corrosive, infectious, radioactive, carcinogenic or mutagenic substance, hazardous waste, special waste, industrial substance, by-product, process intermediate product or waste, petroleum or petroleum-derived substance or waste, chemical liquids or solids, liquid or gaseous products, or any constituent of any such substance or waste, the generation, use, handling, storage, treatment, transport, or disposal of which is in any way governed by or subject to any Environmental Laws, or any substance that is or contains polychlorinated biphenyls (PCB's), radon gas, urea formaldehyde, asbestos-containing materials (ACM) or lead.

         "Release" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping into the Environment.

            (b) All plants, facilities and real and personal property owned, leased, licensed or otherwise used by the Company or any Subsidiary (collectively referred to as the "Facilities"), and the Company's and any Subsidiary's business operations and activities at, on, or under any of the Facilities or otherwise (collectively referred to as the

        "Operations"), are and have been at all times during the period of such ownership, lease, license, use, operation or activity by the Company or any Subsidiary in compliance in all material respects with all Environmental Laws and with all licenses, permits, consents or authorizations required by Environmental Laws;

            (c) There are not, and have not been at any time in the past, any Actions, settlements, consent orders or decrees, judicial or administrative orders or decrees, or judgments under any Environmental Laws against or relating to the Company or any Subsidiary, any of the Operations or, during the period of ownership, lease, license, use, operation or activity by the Company or any Subsidiary, any of the Facilities;

            (d) Neither the Company nor any Subsidiary has received notice or is aware of any existing or potential liabilities, obligations, fines, costs, fees or expenses relating to or arising out of any violation of any Environmental Laws or the unauthorized Release of any Hazardous Materials by the Company or any Subsidiary anywhere, including, without limitation, under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. Section 9601 et seq., (collectively referred to as "Environmental Liabilities"), and to the Company's or any Subsidiary's knowledge, no facts, circumstances or conditions exist that are related to, associated with or attributable to any of the Facilities or the Operations that may result in any Environmental Liabilities;

            (e) No remediation, removal or cleanup of any Hazardous Materials is being conducted or, to the Company's or any Subsidiary's knowledge, has been conducted at any time in the past at, on or under the Facilities, or caused by or associated with any of the Operations;

            (f) To the Company's or any Subsidiary's knowledge, no Environmental Condition of any kind is or has been at any time in the past at, on or under the Facilities, or caused by or associated with any of the Operations that has not been corrected or remediated at least to the extent required under Environmental Laws and that, individually or in the aggregate, is or could reasonably be expected to be material;

            (g) Hazardous Materials of any kind are not being and, to the Company's or any Subsidiary's knowledge, have not been at any time in the past generated, used, stored, treated, disposed of or Released at, on or under any of the Facilities, or as a result of or in association with any of the Operations, except in compliance in all material respects with applicable Environmental Laws; and

            (h) To the Company's or any Subsidiary's knowledge, no underground or aboveground storage tanks, solid waste management units, landfills or other waste disposal areas, dikes, or impoundments of any kind are located at, on, or under any of the Facilities.

        Section 4.17. Intellectual Property Rights. Section 4.17 of the Company Disclosure Letter sets forth a complete and accurate list and description of all United States and foreign patents, trademarks, trade names, service marks, trade dress and domain names, whether the foregoing is in the form of registrations or pending applications therefor, and all material common law rights, that are owned by the Company or any Subsidiary (all such rights together with any copyrights that are owned by the Company or any Subsidiary being hereinafter referred to as the "Intellectual Property Rights"). The Company is the sole legal owner of its material common law Intellectual Property Rights, free and clear of any liabilities, liens, encumbrances, restrictions or claims (except for liens for Taxes accrued, but not yet payable or liens arising as a matter of Law in the ordinary course of business, provided that the obligations secured by such liens are not delinquent ("Permitted Liens")); and is the sole legal owner of, and has good, valid and enforceable title to, all of its other Intellectual Property Rights, free and clear of any liabilities, liens, encumbrances, restrictions, claims or imperfections of title of any kind (except for Permitted Liens). The Intellectual Property Rights have not been adjudged invalid or unenforceable in whole or in part, and any registrations thereof are in full force and effect. To the knowledge of the Company and its Subsidiaries, no facts or circumstances exist that might result in the invalidity or unenforceability of the Intellectual Property Rights. To the knowledge of the Company and its Subsidiaries, the Company's websites are operated in compliance with all applicable privacy Laws, contest and sweepstakes Laws, rights of publicity Laws, and trademark Laws. The Intellectual Property Rights are not subject to any license (royalty bearing or royalty free) and are not subject to any other arrangement requiring any payment to any person or the obligation to grant rights to any person in exchange, and the Intellectual Property Rights are all of the patent, copyright and trademark rights necessary to the conduct of the business of the Company and the Subsidiaries as currently being conducted. The validity of the Intellectual Property Rights and title thereto (i) have not been questioned in any prior litigation; (ii) are not being questioned in any pending litigation; and (iii) to the knowledge of the Company and its Subsidiaries, are not the subject(s) of any threatened or proposed litigation. To the knowledge of the Company and its Subsidiaries, the business of the Company and the Subsidiaries, as now conducted, does not infringe or conflict with and has not been alleged to infringe or conflict with any copyrights, patents, trade secrets, trademarks, trade names, service marks, trade dress or domain names of others, whether or not such rights result from the common law or registration rights of others. The Company, to its knowledge and to the knowledge of its Subsidiaries, has not received any written or oral inquiries, threats or demands by the Lemelson Medical, Education and Research Foundation asserting violation of one or more of its patents by the Company or any of the Subsidiaries. To the knowledge of the Company and its Subsidiaries, the consummation of the transactions contemplated hereby will not result in the loss or impairment of any of the Intellectual Property Rights. To the knowledge of the Company and its Subsidiaries, no person or entity currently engaging in any commercial activity is infringing upon the Intellectual Property Rights.

        Section 4.18. Products. Since August 28, 1999:

            (a) No shipment or other delivery of products made by the Company or any Subsidiary of the Company (the "Products"), as of the date of such shipment or delivery, is or has been (i) to the extent such Product is subject to the Federal Food, Drug and Cosmetic Act, as amended (the "FD&C Act"), adulterated or misbranded within the meaning of Section 342 or Section 343, respectively, of the FD&C Act or is otherwise in violation of the FD&C Act; (ii) an article which may not be introduced into interstate commerce under the provisions of Section 344 of the FD&C Act to the extent such Product has been introduced by the Company or any Subsidiary into interstate commerce; or (iii) "adulterated" or "misbranded" or is otherwise in violation of any applicable food law of any jurisdiction.

            (b) There have been no recalls or withdrawals related to the Products.

            (c) There have been no tampering incidents relating to the Products.

            (d) No federal or state regulatory authority has issued any warning letter or other formal notice of violation of any statute, ordinance or regulation concerning the composition, production, storage, labeling or advertising of the Products.

        Section 4.19. Brokers. Except pursuant to the letter agreement dated September 4, 2001 between the Company and the Independent Advisor (the "Independent Advisor Engagement Letter"), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Section
4.19 of the Company Disclosure Letter includes a complete and correct copy of the Independent Advisor Engagement Letter.

        Section 4.20. Trade Secrets. Each of the Company and its Subsidiaries is, or will be on the Closing Date, the sole legal owner of, and has, or will on the Closing Date have, good, valid and enforceable title to, all trade secrets (including, without limitation, any processes entitled to trade secret protection; and formulae) and proprietary information used in connection with the manufacture of the Products, and the conduct of the operations and businesses of the Company and its Subsidiaries (collectively the "Trade Secrets"), free and clear of any liabilities liens, encumbrances, restrictions, claims or imperfections of title of any kind, other than Permitted Liens. To the knowledge of the Company and its Subsidiaries, neither the Company or any Subsidiary nor any predecessor in interest thereof has disclosed, apart from any information that does not extend beyond what is required by applicable Law to be disclosed, any Trade Secrets. The Company has used, and to the knowledge of the Company and its Subsidiaries the Company's predecessors in interest used, commercially reasonable efforts to protect the Company's rights in its Trade Secrets.

        Section 4.21. Insurance Policies. The Company has delivered to Parent prior to the date hereof a complete and accurate list of all insurance policies in force naming the Company, any of its Subsidiaries or employees thereof as an insured or beneficiary or as a loss payable payee or for which the Company or any Subsidiary has paid or is obligated to pay all or part of the premiums. Neither the Company nor any Subsidiary has received notice of any pending or threatened cancellation or premium increase (retroactive or otherwise) with respect thereto, and each of the Company and the Subsidiaries is in compliance in all material respects with all conditions contained therein. There are no material pending claims against such insurance policies by the Company or any Subsidiary as to which insurers are defending under reservation of rights or have denied liability, and there exists no material claim under such insurance policies that has not been properly filed by the Company or any Subsidiary. The insurance policies of the Company and its Subsidiaries are comparable in the aggregate to the insurance policies held by other entities of similar size and engaged in comparable businesses.

        Section 4.22.  Notes and Accounts Receivable.

            (a) There are no notes receivable of the Company or any Subsidiary owing by any director, officer, shareholder or employee of the Company or any Subsidiary ("Affiliate Debt").

            (b) All accounts receivable of the Company and any Subsidiary are current or covered by adequate reserves for uncollectability, and there are no material disputes regarding the collectibility of any such accounts receivable.

        Section 4.23. Transactions with Affiliates. Other than compensation and benefits received in the ordinary course of business as an employee or director of the Company or its Subsidiaries (collectively, the "Affiliate Transactions"), no director, officer or other "affiliate" or "associate" (as hereinafter defined) of the Company or any Subsidiary or any entity in which, to the knowledge of the Company and its Subsidiaries, any such director, officer or other affiliate or associate, owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by any such persons) has any interest in: (i) any contract, arrangement or understanding with, or relating to the business or operations of Company or any Subsidiary; (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of the Company or any Subsidiary; (iii) any property (real, personal or mixed), tangible, or intangible, used or currently intended to be used in, the business or operations of the Company or any Subsidiary; or (iv) any Major Supplier, Major Customer or Major Distributor (each as defined in Section 4.26). Without limiting the generality of the foregoing, there are no amounts due or payable by the Company or any Subsidiary to any of the Principal Shareholders or any of their affiliates or associates in connection with the transactions contemplated by this Agreement or the Tender Agreements or otherwise.

        Section 4.24. No Existing Discussions. As of the date hereof, the Company is not engaged, directly or indirectly, in any negotiations or discussions with any other party with respect to a Competing Acquisition Proposal (as defined in Section 6.5).

        Section 4.25. Shareholder Rights Agreement. Neither the Company nor any Subsidiary has adopted a shareholder rights agreement or any similar plan or agreement which limits or impairs the ability to purchase, or become the direct or indirect beneficial owner of, shares of Company Common Stock or any other equity or debt securities of the Company or any of its Subsidiaries, other than any shareholder rights plan or shareholder rights agreement that (a) is adopted after the date of this Agreement, (b) does not impair the ability of the parties to consummate the Offer or the Merger in accordance with the terms of this Agreement and (c) otherwise does not have an adverse effect on Parent or Sub or on the rights of Parent or Sub under this Agreement or any of the Tender Agreements.

        Section 4.26.  Major Suppliers, Customers and Distributors.

            (a) Section 4.26(a) of the Company Disclosure Letter sets forth a list of each supplier of goods or services to Company and the Subsidiaries (i) who is involved in contract manufacturing, copacking arrangements or toll manufacturing (i.e., taking possession but not title to inventory and finished goods for purposes of production activities and receiving a fee in return for such production activities) or a supplier of critical or key ingredients or (ii) to whom the Company and the Subsidiaries paid in the aggregate more than $25,000 during the 12-month period ended September 1, 2001 (each a "Major Supplier" and, collectively, "Major Suppliers"), together with in each case the amount paid during such period. Neither the Company nor any Subsidiary is engaged in any material dispute with any Major Supplier and, to the knowledge of the Company and its Subsidiaries, no Major Supplier intends to terminate, or materially limit or reduce, its business relations with the Company or any Subsidiary.

            (b) Section 4.26(b) of the Company Disclosure Letter sets forth a list of each customer which accounted for net sales to the Company and the Subsidiaries in the aggregate of more than $500,000 during the 12-month period ended September 1, 2001 (each a "Major Customer" and, collectively, "Major Customers") together with the amount of net sales produced during such period. Neither the Company nor any Subsidiary is engaged in any material dispute with any Major Customer and, to the knowledge of the Company and its Subsidiaries, no Major Customer intends to terminate, or materially limit or reduce, its business relations with the Company or any Subsidiary.

            (c) Section 4.26(c) of the Company Disclosure Letter sets forth a list of each distributor from whom the Company and its Subsidiaries received, or to whom the Company and its Subsidiaries paid, in the aggregate more than $500,000 during the 12-month period ended September 1, 2001 (each a "Major Distributor" and, collectively, "Major Distributors") together in each case with the amount received or paid during such period. Neither the Company nor any Subsidiary is engaged in any material dispute with any Major Distributor and, to the knowledge of the Company and its Subsidiaries, no Major Distributor intends to terminate, or materially limit or reduce, its business relations with the Company or any Subsidiary.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                OF PARENT AND SUB

        Each of Parent and Sub, jointly and severally, represents and warrants to the Company as follows:

        Section 5.1. Organization and Standing. Such person is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has the corporate power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted.

        Section 5.2. Sub.

            (a) Since the date of its incorporation, Sub has not carried on any business or conducted any operations other than the execution of this Agreement and the performance of its obligations hereunder. Sub was incorporated solely for the consummation of the transactions contemplated hereby.

            (b) The authorized capital stock of Sub consists of 100 shares of common stock, no par value per share, all of which have been validly issued, fully paid and nonassessable and are owned by Parent free and clear of any Liens.

        Section 5.3. Authority for Agreement. Such person has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by such person of this Agreement, and the consummation by each such person of the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of such person are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the CGCL). This Agreement has been duly executed and delivered by such person and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of such person enforceable against such person in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general application related to or affecting creditors' rights and to general equity principles.

        Section 5.4. No Conflict. The execution and delivery of this Agreement by such person do not, and the performance of this Agreement by such person and the consummation of the Merger and the other transactions contemplated by this Agreement will not, (i) conflict with or violate the certificate of incorporation or bylaws of such person, (ii) conflict with or violate any Law applicable to such person or by which any property or asset of such person is bound or affected, or (iii) result in any material breach of or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any material property or material group of properties or asset or material group of assets of such person pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such person is a party or by which such person or any property or asset of either of them is bound or affected, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or materially delay the performance by such person of its respective obligations under this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

        Section 5.5. Required Filings and Consents. The execution and delivery of this Agreement by such person do not, and the performance of this Agreement by such person will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements of the Exchange Act (including relating to the Offering Documents and, if necessary, the Proxy Statement), Blue Sky Laws and filing and recordation of appropriate merger documents as required by the CGCL, (ii) for those required by the HSR Act, (iii) for filings and consents contemplated by
Article II and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay the performance by such person of any of its respective obligations under this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

        Section 5.6. Brokers. Except for Morgan, Stanley & Co., Incorporated, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission payable by such person in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of such person.

        Section 5.7. Financing. Parent and Sub will have the funds available as is necessary to consummate the transactions contemplated hereby in accordance with the terms hereof.


                                   ARTICLE VI

                                    COVENANTS

        Section 6.1. Conduct of the Business Pending the Merger.

            (a) The Company covenants and agrees that between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement in accordance with Section 8.1, unless Parent shall otherwise expressly agree in writing (which agreement shall not be unreasonably withheld or delayed), (i) the business of the Company and its Subsidiaries shall be conducted only in, and the Company and its Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with prior practice, (ii) the Company and its Subsidiaries shall use its reasonable best efforts to preserve intact their business organizations, keep available the services of their current officers and employees and preserve the current relationships of the Company and its Subsidiaries with customers, suppliers, distributors and other persons with which the Company or its Subsidiaries has material business relations, and (iii) the Company and its Subsidiaries will comply in all material respects with all applicable Laws and regulations wherever its business is conducted, including, without limitation, the timely filing of all reports, forms or other documents with the SEC required pursuant to the Securities Act or the Exchange Act.

            (b) The Company covenants and agrees that between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement in accordance with Section 8.1 hereof, unless Parent shall otherwise expressly agree in writing (which agreement shall not be unreasonably withheld or delayed), the Company shall not, nor shall the Company permit any of its Subsidiaries to, (i) declare or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any of its capital stock, except for dividends payable to the Company by a wholly owned Subsidiary of the Company, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (iii) repurchase, redeem or otherwise acquire any shares of its capital stock;
        (iv) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into any such shares of its capital stock, or any rights, warrants or options to acquire any such shares or convertible securities or any stock appreciation rights, phantom stock plans or stock equivalents, other than the issuance of shares of Company Common Stock upon (A) the exercise of Company Options outstanding as of the date of this Agreement or awarded in conformity with clause (v) below, and (B) the exercise of warrants outstanding as of the date of this Agreement,
        (v) award or grant, or authorize or propose the award or grant of, any unvested Company Options, other than the award or grant of Company Options to employees (other than executive officers of the Company) in accordance with the terms of the Company Stock Option Plans and in the ordinary course of business and consistent with past practices for up to no more than 100,000 shares of Company Common Stock in the aggregate for all employees issued to employees who have not prior to the date hereof received option grants in calendar year 2001; (vi) modify or adjust any outstanding options to acquire shares of Company Common Stock, or (vii) take any action that would, or could reasonably be expected to, result in any of the conditions set forth in Article VII not being satisfied.

            (c) The Company covenants and agrees that between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement in accordance with Section 8.1 hereof, unless Parent shall otherwise expressly agree in writing (which agreement shall not be unreasonably withheld or delayed), the Company shall not, nor shall the Company permit any of its Subsidiaries to, (i) amend its articles of incorporation (including any certificate of designations attached thereto) or bylaws or other equivalent organizational documents; (ii) create, assume or incur any indebtedness for borrowed money or guaranty any such indebtedness of another person or mortgage or pledge any of its assets or properties, other than in connection with (A) existing lines of credit, (B) indebtedness owing to, or guaranties of indebtedness owing to, the Company, (C) leasing contracts entered into in the ordinary course of business with payments of less than $50,000 in the aggregate on a monthly basis, (D) indebtedness incurred to make payments specifically provided under or contemplated by Section 2.6(a), Section 4.19, Section 6.15 and Section 6.19 of this Agreement or (E) accounts payable incurred in the ordinary course of business consistent with past practice; (iii) make any loans or advances to any other person other than loans or advances between any Subsidiaries of the Company or between the Company and any of its Subsidiaries and other than advances of ordinary business expenses or to employees in the ordinary course of business consistent with past practice in principal amounts of not more than $10,000; (iv) merge or consolidate with any other entity in any transaction, (v) sell any business or assets, other than sales of assets (other than sales of products and inventory in the ordinary course of business consistent with past practices) having a value of less than $200,000 individually and $500,000 in the aggregate to the extent such sales are in the ordinary course of business and consistent with past practices; (vi) change its accounting policies except as required by GAAP or applicable Law; (vii) make any change in employment terms for any of its directors or officers, except as expressly contemplated by this Agreement; (viii) alter, amend or create any obligations with respect to compensation, severance, benefits, change of control payments or any other payments to employees, directors or affiliates of the Company or its Subsidiaries or enter into any new, or amend any existing, employment agreements, except (A) as required by applicable Law or (B) severance agreements containing terms consistent with the Company's policies and practices as of the date hereof in amounts not to exceed $15,000 individually or $150,000 in the aggregate other than severance agreements with key employees identified in Section 6.1(c) of the Company Disclosure Letter, (ix) make any change to the Company Benefit Plans, except as required by applicable Law, (x) amend or cancel or agree to the amendment or cancellation of any Material Contract; (xi) pay, loan or advance (other than the payment of compensation, directors' fees or reimbursement of expenses in the ordinary course of business) any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement with, any of its officers or directors or any "affiliate" or "associate" of any of its officers or directors; (xii) form or commence the operations of any business or any corporation, partnership, joint venture, business association or other business organization or division thereof; (xiii) make any tax election or settle or compromise any tax liability involving amounts in excess of $25,000 individually or $200,000 in the aggregate; or (xiv) pay, discharge, settle or satisfy any claims litigation, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise) involving amounts in excess of $75,000 individually or $200,000 in the aggregate. The Company shall not amend, modify, terminate or rescind, or waive any provision of, or otherwise alter in any way the Employment Agreement of even date herewith between the Company and Stephen Williamson prior to the Effective Time without the prior written consent of Parent.

        In connection with the continued operation of the Company and its Subsidiaries between the date hereof and the Closing Date, the Company will confer in good faith on a regular and frequent basis with one or more representatives of Parent designated to the Company regarding operational matters and the general status of ongoing operations promptly and will notify Parent of any event or occurrence that has had or may reasonably be expected to have a Company Material Adverse Effect. The Company acknowledges that Parent does not and will not waive any rights it may have under this Agreement as a result of such consultations. The Company shall not take any action that would, or that could reasonably be expected to, result in any of the representations and warranties of the Company sets forth in this Agreement becoming untrue.

        Section 6.2. Access to Information; Confidentiality.

            (a) From the date hereof to the Effective Time, the Company shall, and shall cause the officers, directors, employees, auditors, attorneys, financial advisors, lenders and other agents (collectively, the "Representatives") of the Company to, afford the Representatives of Parent and Sub reasonable access at all reasonable times and upon reasonable notice to the officers, employees, agents, properties, offices and other facilities, books and records of the Company and its Subsidiaries, and shall furnish Parent and Sub with all financial, operating and other data and information as Parent or Sub, through its Representatives, may reasonably request. Nothing in this Section 6.2 shall require the Company to provide access to or disclose information where such access or disclosure would result in the loss of any attorney-client privilege. The parties hereto shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. The Company shall furnish to Parent and Sub financial and operating data and information for each four or five week fiscal period in the form currently prepared by the Company within seventeen (17) days following the end of each such period. Parent and Sub will remain subject to the terms of the Confidentiality Agreement.

            (b) No investigation pursuant to this Section 6.2 shall limit or modify in any way or affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

        Section 6.3. Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be reasonably likely to cause any representation or warranty made by it contained in this Agreement to be materially untrue or inaccurate so as to cause the condition set forth in paragraph 5(f)(A) of Annex I to fail to be satisfied, and (ii) any failure of the Company, Parent or Sub, as the case may be, in any material respect to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it so as to cause the condition set forth in paragraph 5(f)(B) of Annex I to fail to be satisfied. If any event or matter arises after the date of this Agreement which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Letter or which is necessary to make any representation and warranty true and correct on the Closing Date, then the Company shall, for informational purposes only, promptly supplement, or amend, and deliver to Parent the Company Disclosure Letter which it has delivered pursuant to this Agreement. The disclosure of any matter in accordance with the provisions of this Section 6.3 shall not in any way limit or otherwise affect the remedies available hereunder to the party receiving such disclosure (including for purposes of determining whether the conditions set forth in paragraph 5(f) of Annex I have been satisfied).

            Section 6.4. Reasonable Efforts; Further Assurances; Cooperation.

            (a) Subject to the other provisions of this Agreement, each of the parties hereto will each use its commercially reasonable, good faith efforts to perform its obligations set forth in this Agreement and to take, or cause to be taken, and do, or cause to be done, all things necessary, proper or advisable under applicable Law to obtain all consents required as described in Section 4.4 of the Company Disclosure Letter and all regulatory approvals (including, but not limited to those identified in Sections 4.5 and 5.4) and to satisfy all conditions to their respective obligations under this Agreement and to cause the transactions contemplated in this Agreement to be effected as soon as practicable after the date hereof, in accordance with the terms of this Agreement and will cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as a part of their respective obligations under this Agreement.

            (b) Each of the parties hereto promptly will make their respective filings and submissions and will use its commercially reasonable, good faith efforts to take all actions necessary, proper or advisable under applicable Laws and regulations to obtain any required approval of any Governmental Entity with jurisdiction over the transactions contemplated by this Agreement. Each of the parties hereto will furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, in connection with any filing or submission required or action to be taken by Parent to consummate the Merger, (i) neither Parent nor any of its affiliates is required to become subject to any requirement or condition that it divest or "hold separate" any assets or businesses or any similar transaction or restriction, (ii) neither Parent nor any of its affiliates is required to divest or hold separate or otherwise take (or refrain from taking) or commit to take (or refrain from taking) any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, product lines or assets of Parent or any of its affiliates, and (iii) neither Parent nor any of its affiliates shall be required to litigate or otherwise contest in any judicial proceeding any adverse determination by any Governmental Entity with respect to the Merger or the other transactions contemplated by this Agreement.

            (c) The Company will use its commercially reasonable, good faith efforts to give any notices to third parties and use its commercially reasonable, good faith efforts (in consultation with Parent) to obtain any third party consents (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (ii) disclosed or required to be disclosed in the Company Disclosure Letter, including, without limitation, the consents described in Section 4.4 of the Company Disclosure Letter, (iii) required to avoid a breach of or default under any Material Contracts in connection with the consummation of the transactions contemplated by this Agreement or (iv) required to prevent a Company Material Adverse Effect whether prior to or after the Closing Date.

            (d) The Company and its Board of Directors shall, if any state takeover statute or similar statute is or becomes applicable to this Agreement, the Offer, the Merger, the Tender Agreements or any other transactions contemplated hereby or thereby, take all action reasonably necessary to ensure that the Offer, the Merger and the other transactions contemplated by this Agreement and the Tender Agreements may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise to minimize the effect of such statute or regulation on this Agreement, the Offer, the Merger, the Tender Agreements and the other transactions contemplated hereby and thereby.

        Section 6.5. Board Recommendations.

            (a) In connection with the Merger and the meeting of the Company Shareholders to consider the approval and adoption of this Agreement and the Merger (the "Shareholders Meeting"), the Board of Directors of the Company shall (i) subject to Section 6.5(b), recommend to the Company Shareholders to vote in favor of this Agreement and the Merger and use its reasonable best efforts to obtain the necessary approvals by the Company Shareholders of this Agreement and the Merger and (ii) otherwise comply with all legal requirements applicable to such meeting.

            (b) Neither the Board of Directors of the Company nor any committee thereof shall, except as expressly permitted by this Section 6.5(b), (i) withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in any manner adverse to Parent or Sub, the approval or recommendation of such Board of Directors or such committee of the Offer, the Merger or this Agreement or otherwise seek in any manner to abandon the Merger or this Agreement, (ii) endorse, approve, recommend or submit to the Company Shareholders, or propose publicly to endorse, approve, recommend or submit to the Company Shareholders, any transaction involving a Competing Acquisition Proposal (as defined below), or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement, memorandum of understanding or other similar agreement or understanding (each, an "Acquisition Agreement") related to or with respect to any Competing Acquisition Proposal. Notwithstanding the foregoing, if the Company has complied fully with this Section 6.5 and Section 6.9 and the Board of Directors of the Company determines in good faith, after it has received a Superior Proposal (as hereinafter defined) in compliance with Section
        6.9 and after taking into account advice from independent outside legal counsel with respect to its fiduciary duties to Company Shareholders under applicable California Law, that such action is required for the Board of Directors of the Company to comply with its fiduciary obligations to the

        Company Shareholders under applicable California Law, the Board of Directors of the Company may (subject to this and the following sentences), but only prior to the consummation of the Offer, take any of the actions described in clauses (i) through (iii) of this Section 6.5(b) (a "Subsequent Adverse Determination"), but only at a time that is after the third business day following Parent's receipt of written notice advising Parent that the Board of Directors of the Company intends to make a Subsequent Adverse Determination; provided that the Board of Directors of the Company may not at any time withdraw its approval of the Offer, the Merger or this Agreement or seek to abandon the Offer, the Merger or this Agreement. Such written notice shall specify the material terms and conditions of such Superior Proposal (and include a copy thereof with all accompanying documentation), identify the person making such Superior Proposal and state that the Board of Directors of the Company intends to make a Subsequent Adverse Determination. During such three business day period, the Company shall provide a full opportunity for Parent to propose such adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with its recommendation to its shareholders without a Subsequent Adverse Determination. For purposes of this Agreement, "Competing Acquisition Proposal" means any proposal from a third party with respect to a merger, consolidation, share exchange, tender offer or similar transaction involving the Company or any Subsidiary, or any purchase or other acquisition of 20% or more of the assets of the Company or any Subsidiary or any purchase or other acquisition of any equity interest in the Company or any Subsidiary. For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal with respect to a merger, consolidation, share exchange, tender offer, business combination or similar transaction involving the Company or any Subsidiary, or any purchase or other acquisition of 70% or more of the assets of the Company and its Subsidiaries, taken as a whole, or any purchase or other acquisition of more than 50% of the equity interests in the Company, in each case, which (w) is fully financed without any financing condition, (x) does not contain a "right of first refusal" or "right of first offer" with respect to any proposal that Parent may make, (y) does not contain any "due diligence" condition and (z) the Board of Directors determines in good faith after taking into account advice from the independent financial advisor of the Company is more favorable to the Company Shareholders than the transactions contemplated by this Agreement from a financial point of view taking into account any proposed changes to such transactions that may be proposed by Parent in response to such proposal. Notwithstanding any other provision of this Agreement, the Company shall submit this Agreement to the Company Shareholders whether or not the Board of Directors of the Company makes a Subsequent Adverse Determination; provided that the Company, concurrently with the submission of this Agreement and the Merger may submit to the Company Shareholders other Competing Acquisition Proposals, if the Company has complied with Section 6.5 and Section 6.9 with respect to such other Competing Acquisition Proposals.

        Section 6.6. Shareholder Litigation. After consummation of the Offer, the Company shall give Parent the opportunity to participate in the defense or settlement of any shareholder Litigation against the Company and its directors relating to the transactions contemplated by this Agreement or the Merger ("Shareholder Litigation"); provided, however, that no such settlement (whether made before or after the consummation of the Offer) shall be agreed to without Parent's consent which consent will not be unreasonably withheld; provided, further, that no such settlement without Parent's consent shall be deemed to constitute a breach of this Agreement unless such settlement is material or has a material impact on Parent or Sub in relation to the transactions contemplated by this Agreement.



        Section 6.7. Indemnification.

            (a) It is understood and agreed that all rights to indemnification by the Company now existing in favor of each present and former director and officer of the Company or its Subsidiaries (the "Indemnified Parties") as provided in the Company Articles of Incorporation or the Company Bylaws, in each case as in effect on the date of this Agreement, or pursuant to any other agreements in effect on the date hereof, copies of which have been provided to Parent, shall survive the Merger. Except as required by applicable Law, Parent shall ensure that the Surviving Corporation does not prior to the sixth anniversary of the Effective Time rescind or otherwise amend the provisions of Article IV of the Articles of Incorporation of the Surviving Corporation in effect as of the Effective Time with respect to the period prior to the Effective Time or Article X of the Bylaws of the Surviving Corporation in effect as of the Effective Time with respect to the period prior to the Effective Time. Parent shall (i) cause the Surviving Corporation to continue in full force and effect for a period of at least six years from the Effective Time and (ii) perform, or cause the Surviving Corporation to perform, in a timely manner, the Surviving Corporation's obligations with respect thereto. Parent and Sub agree that any claims for indemnification hereunder as to which they have received written notice prior to the sixth anniversary of the Effective Time shall survive, whether or not such claims shall have been finally adjudicated or settled.

            (b) Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, maintain in effect for six years from the Effective Time, the current directors' and officers' liability insurance policies ("D&O Insurance") covered by such policies (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not less favorable in any material respect) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 6.7(b) more than an amount per year equal to two hundred percent (200%) of current annual premiums paid by the Company for such insurance. In the event that, but for the proviso to the immediately preceding sentence, the Surviving Corporation would be required to expend more than two hundred percent (200%) of current annual premiums, the Surviving Corporation shall obtain the maximum amount of such insurance obtainable by payment of annual premiums equal to two hundred percent (200%) of current annual premiums.

            (c) If the Surviving Corporation or any of its successors or assigns
        (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 6.7.

            (d) The provisions of this Section 6.7 are intended for the benefit of, and may be enforced by, each person entitled to indemnification under this Section 6.7.

        Section 6.8. Public Announcements. Parent, Sub and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or the requirements of any securities exchange or trading system. Promptly following the execution of this Agreement, the Company may issue a press release in the form agreed to by the parties.

        Section 6.9. Competing Acquisition Proposals. The Company shall not, nor shall it authorize or permit any of its Subsidiaries or Representatives to, directly or indirectly, (a) solicit, initiate or encourage the submission of any Competing Acquisition Proposal or (b) participate in or encourage any discussion or negotiations regarding, or furnish to any person any non-public information with respect to, enter into any Acquisition Agreement with respect to, or take any other action to facilitate any inquiries or the making of, any proposal that constitutes, or may reasonably be expected to lead to, any Competing Acquisition Proposal; provided, however, that the foregoing shall not prohibit the Board of Directors of the Company, prior to the consummation of the Offer, from furnishing information to, or entering into or participating in discussions or negotiations with, any person or entity that makes an unsolicited Competing Acquisition Proposal which did not result from a breach of Section 6.5 or this
Section 6.9 only if, and only to the extent that, (A) the Board of Directors of the Company, after taking into account advice from independent outside legal counsel and financial advisors, determines in good faith that such action is required for the Board of Directors of the Company to comply with its fiduciary obligations to the Company Shareholders under applicable California law, (B) prior to taking such action, the Company receives from such person or entity an executed agreement in reasonably customary form relating to the confidentiality of information to be provided to such person or entity and including standstill provisions no less favorable to the Company than those contained in the Confidentiality Agreement and (C) the Board of Directors of the Company concludes in good faith, after taking into account the advice of its independent financial advisor, that the Competing Acquisition Proposal is a Superior Proposal. The Company shall provide immediate oral and written notice to Parent of (a) the receipt of any such Competing Acquisition Proposal or any inquiry which could reasonably be expected to lead to any Competing Acquisition Proposal, (b) the material terms and conditions of such Competing Acquisition Proposal or inquiry, (c) the identity of such person or entity making any such Competing Acquisition Proposal or inquiry and (d) the Company's intention to furnish information to, or enter into discussions or negotiations with, such person or entity. The Company shall continue to keep Parent fully informed of the status and details of any such Competing Acquisition Proposal or inquiry.

        Nothing contained in this Agreement shall prohibit the Company or any of the officers, directors or employees of the Company from (i) referring a third party to this Section 6.9 or (ii) complying with Rule 14(e)-2 promulgated under the Exchange Act or from making any disclosure to the Company Shareholders if, in the good faith judgment of the Board of Directors of the Company, based on advice from its outside counsel, failure to so disclose would violate applicable Law; provided, however, that neither the Company nor its Board of Directors nor any committee thereof shall, except as specifically permitted by Section 6.5(b), withdraw, qualify, or modify, or propose to withdraw, qualify or modify, its position with respect to the Offer, the

Merger or this Agreement or approve or recommend, or propose to approve or recommend a Competing Acquisition Proposal.

        Section 6.10. Undertakings of Parent. Parent shall perform, or cause to be performed, when due all obligations of Sub and the Surviving Corporation under this Agreement.

        Section 6.11. Director Resignations. The Company shall use its commercially reasonable efforts to cause to be delivered to Parent resignations of all the directors of the Company's Subsidiaries to be effective upon the consummation of the Merger.

        Section 6.12. Shareholders' Rights Agreement. The Company shall use its commercially reasonable efforts to terminate, as of immediately prior to the consummation of the Offer, the Shareholders' Rights Agreement dated as of May 22, 2000 between the Company, the Principal Shareholders and the other parties named on the signature pages thereof (the "Shareholders' Rights Agreement"), and the Company shall execute and deliver such agreements or certificates as Parent may reasonably request to further evidence the termination of the Shareholders' Rights Agreement. The Company hereby waives any rights that it may have under the Shareholders' Rights Agreement relating to the execution and delivery of the Merger Agreement and the Tender Agreements.

        Section 6.13. Employee Benefits. As of the Effective Time and for a period of at least one year after the Closing Date, Parent shall, or shall cause the Surviving Corporation to, maintain compensation and benefit plans and arrangements for employees of the Company who continue employment with the Surviving Corporation or any subsidiary thereof after the Effective Time ("Continuing Employees") that, in the aggregate, are at least, in the case of compensation plans and arrangements substantially comparable in value, and in the case of benefit plans and arrangements otherwise substantially comparable, to those currently provided by the Company to the Continuing Employees as of the Effective Time (excluding any stock options or other stock-based compensation), except as required by applicable Law (including as required to preserve any favorable tax treatment afforded such benefits as of the Effective Time). Parent shall give each Continuing Employee credit for past service for any benefit plan or scheme (with the exception of any defined benefit pension plan) that may be in place for Continuing Employees within a period of one year after the Closing Date as if such service had been with Parent; provided that nothing in this sentence shall obligate Parent, the Surviving Corporation or any subsidiary thereof to establish or maintain any particular benefit plan or scheme for Continuing Employees. Parent agrees that the Surviving Corporation shall be responsible for providing all legally-mandated continuation coverage for Continuing Employees and their covered dependents who experience a loss of coverage due to a "qualifying event" (within the meaning of Section 603 of ERISA) which occurs at any time on or after the Effective Time. Nothing in this
Section 6.13 is intended to create any employment obligation other than as employees at will who may be terminated with or without cause.

        Section 6.14. Environmental Assessments. On and after the date of this Agreement and through the Closing Date, Parent and its agents and representatives shall have the right to conduct, at Parent's sole cost, environmental assessments (including reasonable on-site access during normal business hours and at least meeting Phase I environmental assessment requirements) ("Environmental Assessments") of the Facilities located in Dinuba, California and Saco, Maine. The Company and the Subsidiaries shall cooperate in good faith with Parent regarding such Environmental Assessments and use their reasonable best efforts to facilitate such Environmental Assessments. Parent shall give forty-eight (48) business hours (two business days) advance notice to the Company of Parent's intention to access the Facilities so that the Company may have the opportunity to have a representative(s) present. Parent shall use its commercially reasonable efforts to minimize interference with the operations or activities of the Facilities. Upon request, Parent shall give the Company a true and accurate copy of any documentation or results of any such Environmental Assessments of the Facilities. Any such documentation or results of the Environmental Assessments of the Facilities shall be subject to and governed by the Confidentiality Agreement. Parent acknowledges that prior to the signing of this Agreement, Environmental Assessments were conducted by Parent's agents regarding the Facilities located in Dinuba, California and Saco, Maine. Parent agrees that additional Environmental Assessments will be conducted only if Parent has an objective, reasonable basis for requesting the same based on information of which Parent becomes aware after the date hereof and that was not reasonably apparent from the reports prepared in connection with the Environmental Assessments conducted prior to the date hereof.

        Section 6.15. Settlement Fee. Prior to the consummation of the Offer, the Company shall cause to be paid in full all unpaid fines, penalties and interest owed to the United States government under the settlement agreement with the United States government dated July 23, 1998 (the "Settlement Fee") and the Company shall provide to the Food and Drug Administration's San Francisco District Office not less than 10 days prior notice of the consummation of the Offer. On or prior to the expiration date of the Offer, the Purchaser shall, or shall cause Sub to, lend to the Company on commercially reasonable terms an amount equal to the amount necessary to pay the Settlement Fee.

        Section 6.16. Conveyance Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar Taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time.

        Section 6.17. Shareholder Rights Plan. Neither the Company nor any Subsidiary shall adopt any shareholder rights agreement or any similar plan or agreement which limits or impairs the ability to purchase, or become the direct or indirect beneficial owner of, shares of Company Common Stock or any other equity or debt securities of the Company or any of its Subsidiaries, other than any shareholder rights plan or shareholder rights agreement that (a) does not impair the ability of the parties to consummate the Offer or the Merger in accordance with the terms of this Agreement and (b) otherwise does not have an adverse effect on Parent or Sub or on the rights of Parent or Sub under this Agreement or any of the Tender Agreements.

        Section 6.18. Actions by Company Board. Prior to the consummation of the Offer, the Board of Directors of the Company shall comply as applicable with the provisions of the SEC's no-action letter dated January 12, 1999 addressed to Skadden, Arps, Slate, Meagher and Flom LLP relating to Section 16(b) of the Exchange Act.

        Section 6.19. Loans to Permit Exercise of Company Options. If and only to the extent that Parent requires any of D. Stephen C. Williamson, James R. Steichen and/or Theodore R.

Leaman (the "Executives") to exercise Company Options immediately prior to the consummation of the Offer pursuant to Section 1.4 of the Executive's Tender Agreements, the Company will loan to D. Stephen C. Williamson, James R. Steichen and/or Theodore R. Leaman such funds as may be necessary to permit any of such Executives to exercise such Company Options. In the event that the Company becomes obligated to advance funds pursuant to the immediately preceding sentence and the Company fails to advance such funds to any Executive, Parent shall advance such funds to any Executive on commercially reasonable terms.


                                  ARTICLE VII

                                   CONDITIONS

        Section 7.1. Conditions to the Obligation of Each Party. The respective obligations of Parent, Sub and the Company to effect the Merger are subject to the satisfaction of the following conditions, unless waived in writing by all parties:

            (a) Sub shall have previously accepted for payment and paid for Shares pursuant to the Offer, except that neither Parent, Sub nor the Company shall be entitled to invoke this condition if, in breach of its obligations under this Agreement, it shall have been the cause of the failure of Sub to purchase pursuant to the Offer Shares validly tendered and not withdrawn;

            (b) This Agreement and the Merger shall have been approved and adopted by the requisite vote of the Company Shareholders, if any, as required by the CGCL, the Company Articles of Incorporation and the Company Bylaws;

            (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal prohibition preventing the consummation of the Merger shall be in effect, provided that the party relying on this condition shall have complied in all material respects with its obligations under
        Section 6.4; and

            (d) All actions by or in respect of or filings with any Governmental Entity required to permit the consummation of the Offer and the Merger shall have been obtained or made (including the expiration or termination of any applicable waiting period under the HSR Act).


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

        Section 8.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the Company Shareholders, only:

            (a) By mutual written consent of duly authorized representatives of Parent and the Company;

            (b) By any of Parent, Sub or the Company if any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree, ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable, except if the party relying on such order, decree or ruling or other action has not complied in all material respects with its obligations under Section 6.4;

            (c) By any of Parent, Sub or the Company if (x) as a result of the failure of any of the Offer Conditions the Offer shall have terminated or expired in accordance with its terms without Sub, in accordance with this Agreement, having accepted for payment any Shares pursuant to the Offer within the time period for acceptance specified by this Agreement, or (y) Sub, in accordance with this Agreement, shall not have accepted for payment any Shares pursuant to the Offer by May 31, 2002; provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the primary cause of, or resulted in, the expiration or termination of the Offer on or before such date;

            (d) By Parent or Sub if a Competing Acquisition Proposal shall have been consummated or if the Board of Directors of the Company shall have made a Subsequent Adverse Determination;

            (e) By the Company, if Parent or Sub shall breach in any material respect any of their respective representations, warranties or obligations hereunder and, within twenty (20) days after written notice of such breach to Parent from the Company, such breach shall not have been cured in all material respects or waived by the Company;

            (f) By any of the Company, Parent or Sub, if this Agreement and the Merger shall fail to be approved and adopted by the Company Shareholders at a duly held Shareholders' Meeting or at any adjournment or postponement thereof; provided, that neither Parent nor Sub may terminate this Agreement under this Section 8.1(f) if the Company Common Stock it is entitled to vote (whether by ownership, proxy or otherwise) shall not have been voted in favor of this Agreement and the Merger;

            (g) By Parent or Sub, if the Company shall breach any of its representations, warranties, covenants or other obligations hereunder which would give rise to the failure of a condition set forth in paragraph 5(f) of Annex I and, within twenty (20) days after written notice of such breach to the Company from Parent, such breach shall not have been cured, or waived by Parent or Sub; or

            (h) By Parent or Sub, if, for any reason (i) the representations and warranties of the Company in Section 4.2(a) of this Agreement or (ii) the representations and warranties of any Principal Shareholder in
        Section 2.1 of any Tender Agreement (clause (i) and clause (ii) collectively being referred to as the "Capital Stock Representations") shall not be true and correct in all respects; provided, that neither Parent nor Sub may terminate this Agreement under this Section 8.1(h) if, after giving effect to the failure of any Capital Stock Representations to be true and correct, the number of shares of Company Common Stock owned by the Principal Shareholders which is subject to the Tender Agreements shall be equal to or greater than 54.0% of the sum of
        (x) the issued and outstanding shares of Company Common Stock and (y) the number of shares of

        Company Common Stock issuable upon the exercise of vested Company Options, and the number of shares of Company Common Stock owned by the Principal Shareholders which is subject to the voting provisions contained in the Tender Agreements shall be equal to or greater than 50.1% of the sum of (x) the issued and outstanding shares of Company Common Stock and (y) the number of shares of Company Common Stock issuable upon the exercise of vested Company Options.

        Section 8.2. Effect of Termination.

            (a) In the event of the termination of this Agreement pursuant to
        Section 8.1 hereof, this Agreement shall forthwith be terminated and have no further effect except as specifically provided herein and, except as provided in this Section 8.2 and in Section 9.10 and Section 9.12, there shall be no liability on the part of any party hereto, provided that nothing herein shall relieve any party from liability for any willful breach hereof.

            (b) If Parent or Sub exercises its right to terminate this Agreement under Section 8.1(d), the Company shall pay to Parent upon demand $8,000,000 (the "Termination Fee"), payable in same-day funds, to reimburse Parent for its time, expense, lost opportunity costs and other costs and damages associated with pursuing the Merger.

            (c) If within one year after termination of this Agreement (other than a termination pursuant to Section 8.1(b), Section 8.1(c) (but only if the termination pursuant to Section 8.1(c) results from a failure to satisfy the Offer Conditions set forth in paragraph 2 of Annex I) or
        Section 8.1(e)) the Company shall enter into any agreement relating to a Competing Acquisition Proposal with a person or entity other than Parent or Sub or a Competing Acquisition Proposal with a person or entity other than Parent or Sub shall otherwise be consummated, then immediately prior to, and as a condition of, the entering into of such agreement or the consummation of such transaction, as the case may be, the Company shall pay to Parent upon demand the Termination Fee, payable in same-day funds, to reimburse Parent for its time, expense, lost opportunity costs and other costs and damages associated with pursuing the Merger; provided that no such amount shall be payable if the Termination Fee shall have been paid in accordance with Section 8.2(b) of this Agreement.

            (d) Notwithstanding anything to the contrary set forth in this Agreement, if the Company fails promptly to pay to Parent any amounts due under this Section 8.2, the Company shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee or obligation at the publicly announced prime rate of Citibank, N.A. in effect from time to time from the date such fee or obligation was required to be paid.

        Section 8.3. Amendments. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto; provided, however, that after approval of the Merger by the Company Shareholders, no amendment may be made without the further approval of the Company Shareholders if the effect of such amendment would be to reduce the Merger Consideration or change the form thereof, and no amendment may be made to Section 6.7 without the consent of the third party beneficiaries of such Section.

        Section 8.4. Waiver. At any time prior to the Effective Time, whether before or after the Shareholders Meeting, any party hereto, by action taken or authorized by its board of directors, may (i) extend the time for the performance of any of the covenants, obligations or other acts of any other party hereto or (ii) waive any inaccuracy of any representations or warranties or compliance with any of the agreements, covenants or conditions of any other party or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by its duly authorized officer. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. The waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                   ARTICLE IX

                               GENERAL PROVISIONS

        Section 9.1. No Third Party Beneficiaries. Other than the provisions of
Section 6.7 hereof, nothing in this Agreement shall confer any rights or remedies upon any person other than the parties hereto.

        Section 9.2. Entire Agreement. This Agreement, together with the Confidentiality Agreement, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, with respect to the subject matter hereof. No amendment, modification or alteration of the terms or provisions of this Agreement or the Company Disclosure Letter shall be binding unless the same shall be in writing and duly executed by the parties hereto.

        Section 9.3. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties; provided, however, that each of Parent and Sub may freely assign its rights to another direct or indirect wholly owned subsidiary of Parent or Sub without such prior written approval but no such assignment shall relieve Parent or Sub of any of its obligations hereunder. Any purported assignment without such consent shall be void.

        Section 9.4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        Section 9.5. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 9.6. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without regard to principles of conflicts of Law thereof.

        Section 9.7. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

        Section 9.8. Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

        Section 9.9. Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        Section 9.10. Non-Survival of Representations and Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that (i) the agreements set forth in Articles II and IX and Sections 6.6 and 6.7 shall survive the Effective Time indefinitely and (ii) the agreements set forth in Sections 6.2 (with respect to confidentiality), 6.6, 6.8 and 8.2 and in Article IX shall survive the termination of this Agreement indefinitely.

        Section 9.11. Certain Definitions.

            (a) For purposes of this Agreement, the terms "associate" and "affiliate" shall have the same meaning as set forth in Rule l2b-2 promulgated under the Exchange Act, and the term "person" shall mean any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint-stock company, syndicate, association, entity, unincorporated organization or government or any political subdivision, agency or instrumentality thereof or any other entity. For purposes of this Agreement, the phrase "Company Material Adverse Effect" shall mean, with respect to the Company, any change, event or effect that, when taken together with all other adverse changes, events or effects that have occurred, (i) is materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities

        (including, without limitation, contingent liabilities) of the Company and its Subsidiaries taken as a whole or (ii) prevents or delays beyond May 31, 2002 the consummation of the Offer or the Merger; provided, however, that a Company Material Adverse Effect shall not include (x) in and of itself failure by the Company to meet analysts' earnings forecasts or estimates or changes in the market price of the Company Common Stock in and of itself or (y) any effect resulting from any change in general economic conditions, including any change in general economic conditions due to any act of war, terrorism or threat of war or terrorism, which changes do not disproportionately affect the Company and its Subsidiaries (provided that it is understood and agreed that the foregoing exclusion shall not exclude any change, event or effect that would otherwise be a Company Material Adverse Effect caused by any act of war or terrorism or threat of war or terrorism directed at the beverage industry which disproportionately affects the Company and its Subsidiaries as compared to the beverage industry as a whole) or (z) any effect resulting solely in and of itself from the public announcement of this Agreement or the transactions contemplated by this Agreement or the consummation of such transactions (other than any Litigation or claims the substance of which is not related to the public announcement of this Agreement or the transactions contemplated by this Agreement or the consummation of such transactions).

               Subject to the provisions set forth below, for purposes of determining whether any Litigation arising from a claim that is made after the execution of this Agreement and prior to the date that is the earlier of (i) the consummation of the Offer or (ii) the termination of this Agreement is, or is reasonably likely to constitute or contribute to a "Company Material Adverse Effect," the alleged claim amount by the plaintiffs in such Litigation shall not be taken into account in making such determination, but instead the relevant factors in determining the materiality of such Litigation shall be (w) the relative merits of such litigation, (x) the objective probability of success of such Litigation,
        (y) the reasonably expected magnitude of any judgment, settlement and/or defense costs associated with such Litigation, and (z) the benefit of any insurance proceeds available to the Company to cover losses relating to such Litigation. In the event of a dispute between the Parent and Sub, on the one hand, and the Company, on the other hand, regarding whether such Litigation constitutes or contributes to or is reasonably likely to constitute or contribute to a Company Material Adverse Effect, upon the request of Parent, Sub or the Company, the parties hereto shall submit such dispute to a mutually agreed upon nationally recognized United States law firm, and the determination of such law firm regarding whether and to what extent such Litigation constitutes or contributes to or is reasonably likely to constitute or contribute to a Company Material Adverse Effect (the "Dispute Decision") shall be final and binding on the parties hereto. The expenses of such determination shall be borne equally by the Parent and the Company. The closing of the Offer shall not take place until the second business day following the rendering of the Dispute Decision, assuming the satisfaction, or waiver by Parent and Sub, of the Offer Conditions. For the avoidance of doubt, any Litigation arising in connection with those claims described in
        Section 4.12 of the Company Disclosure Letter shall not constitute or contribute to a Company Material Adverse Effect. Notwithstanding anything else contained herein, any Shareholder Litigation shall be excluded from Litigation subject to determination pursuant to this paragraph and shall not in and of itself be taken into account in determining whether a Company Material Adverse Effect has occurred or would be reasonably expected to occur.

            (b) For purposes of this Agreement, the phrases "to the knowledge of the Company," "known to the Company," and similar formulations shall mean the actual knowledge of the Company's executive officers and other officers having primary responsibility for such matter.

        Section 9.12. Fees and Expenses. Except as provided in Section 8.2, all costs and expenses incurred by the parties hereto in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

        Section 9.13. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses, or at such other address for a party as shall be specified in a notice given in accordance with this
Section 9.13:

         If to Parent or Sub:    The Coca-Cola Company
                                 One Coca-Cola Plaza
                                 Atlanta, Georgia 30313
                                 Telecopier: (404) 676-8621
                                 Attention:  Chief Financial Officer

        with a copy (which does not constitute notice) to:

                                 The Coca-Cola Company
                                 One Coca-Cola Plaza
                                 Atlanta, Georgia 30313
                                 Telecopier: (404) 676-6209
                                 Attention: General Counsel

        and with a copy to:      King & Spalding
                                 191 Peachtree Street
                                 Atlanta, Georgia 30303
                                 Telecopier: (404) 572-5100
                                 Attention: C. William Baxley

         If to the Company:      Odwalla, Inc.
                                 120 Stone Pine Road
                                 Half Moon Bay, California 94019
                                 Telecopier: (650) 712-5967
                                 Attention:  Chief Financial Officer

         with a copy to:         Morrison & Foerster LLP
                                 425 Market Street
                                 San Francisco, California 94965
                                 Telecopier: (415) 268-7522
                                 Attention: Robert S. Townsend

        Section 9.14. Waiver of Jury Trial. EACH OF PARENT, SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

        IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                            THE COCA-COLA COMPANY


                                            By: /s/ DAVID M. TAGGERT
                                            Name: David M. Taggert
                                            Title: Vice President


                                            PERRY PHILLIP CORP.


                                            By: /s/ PAUL ETCHELLS
                                            Name: Paul Etchells
                                            Title: President


                                            ODWALLA, INC.


                                            By: /s/ D. STEPHEN C. WILLIAMSON
                                            Name: D. Stephen C. Williamson
                                            Title: Chairman of the Board and
                                                     Chief Executive Officer

                                     ANNEX I

                             CONDITIONS TO THE OFFER

        Capitalized terms used in this Annex I shall have the meanings assigned to them in this Agreement.

        Notwithstanding any other provision of the Offer, and in addition to (and not in limitation of) Sub's rights to extend and/or amend the Offer at any time in its sole discretion (subject to the provisions of this Agreement), Sub's obligations under this Agreement pursuant to the Offer shall be subject to the following conditions, and if such conditions are not satisfied, Sub may delay the acceptance for payment of or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act, the payment for, any tendered Shares, and may terminate or amend the Offer as to any Shares not then paid for:

        (1) at or prior to the expiration date of the Offer, the number of Shares validly tendered and not withdrawn, together with any Shares then owned by Parent or Sub, shall satisfy the Minimum Condition or, if applicable pursuant to the provisions of this Agreement, the Option Exercise Minimum Number or the Revised Minimum Number;

        (2) at or prior to the expiration date of the Offer, (a) any applicable waiting period under the HSR Act shall have expired or been terminated, and (b) all other actions by or in respect of or other filings with any Governmental Entity required to permit the consummation of the Offer and the Merger shall have been obtained or made, other than, in the case of clause (b), such actions or filings the failure of which to make or obtain would not reasonably be expected to have a Company Material Adverse Effect;

        (3) the Shareholders' Rights Agreement shall have been terminated;

        (4) the Settlement Fee shall have been paid in full immediately prior to the consummation of the Offer, unless such failure to make payment of the Settlement Fee is caused by the failure of Parent to meet its obligation under
Section 6.15 of this Agreement; and the Company shall have provided to the Food and Drug Administration's San Francisco District Office not less than 10 days prior notice of the consummation of the Offer; or

        (5) at any time after the date of this Agreement and prior to acceptance for payment of Shares pursuant to the Offer, none of the following events or conditions shall occur or exist:

            (a) there shall be instituted, pending or threatened any action or proceeding by any Governmental Authority: (i) challenging or seeking to permanently restrain, enjoin or otherwise prohibit the Offer or the Merger; (ii) seeking to restrain or prohibit Parent's or Sub's full rights of ownership or operation of any portion of the business or assets of the Company, or to compel Parent or Sub to dispose of or hold separate all or any portion of the business or assets of the Company;
        (iii) seeking to impose limitations on the ability of Parent or Sub effectively to exercise full rights of ownership of the Shares acquired pursuant to the Offer and the Merger, including, without limitation, the right to vote any Shares acquired or owned by Parent or Sub on all matters properly presented to the Company's shareholders; (iv) seeking to require divestiture by Parent or Sub of any

        Shares; or (v) that otherwise would reasonably be expected to have a Company Material Adverse Effect;

            (b) there shall be enacted, enforced, promulgated, in force or deemed applicable to the Offer or the Merger by any Governmental Authority any statute, rule, regulation, judgment, order or injunction (other than the application of the routine waiting period provisions of the HSR Act) that has, directly or indirectly, resulted, or is reasonably likely to, directly or indirectly, result in any of the consequences referred to in paragraph (a) above;

            (c) an event shall have occurred that has resulted in, or would be reasonably expected to result in, a Company Material Adverse Effect;

            (d) any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Offer or the Merger; provided, that with respect to Shareholder Litigation, unless such order, decree, ruling or other action shall be final and nonappealable, this condition in and of itself shall not be a ground for termination and shall only have the effect of delaying the consummation of the Offer during the effective period of such order, decree, ruling or other action;

            (e) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market, (ii) the declaration of any banking moratorium or any suspension of payments in respect of banks or any material limitation (whether or not mandatory) on the extension of credit by lending institutions in the United States, (iii) the commencement of a war, material armed hostilities or other material international or national calamity directly or indirectly involving the United States that has a significant adverse effect on the functioning of the financial markets in the United States, or (iv) in the case of any of the foregoing existing at the time of execution of the Agreement, a material acceleration or worsening thereof; provided that this condition in and of itself shall not be a ground for termination and shall only have the effect of delaying the consummation of the Offer during the effective period of such declaration or suspension or other event;

            (f) (A) the representations and warranties of the Company in this Agreement shall not be true and correct in all respects as of the date of this Agreement or as of the expiration of the Offer without giving effect to any exceptions for "material" or "materiality" or "Company Material Adverse Effect", except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, does not have and is not reasonably likely to have a Company Material Adverse Effect; (B) the Company shall not have performed in all material respects all covenants, agreements and obligations required to be performed by it under this Agreement; (C) the directors of the Company shall not have resigned as provided in Article I; or (D) an officer of the Company shall not have delivered to Parent and Buyer a certificate to the effect that each of the foregoing conditions is satisfied in all respects; or

            (g) this Agreement shall have been terminated in accordance with its terms or amended in accordance with its terms to provide for such termination or amendment of the Offer.

        The foregoing conditions are for the sole benefit of Parent and Sub and may be asserted or waived by Parent or Sub, regardless of the circumstances giving rise to any such condition (including any action or omission by Parent or Sub), in whole or in part at any time and from time to time in their sole discretion. The failure by Parent or Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to any particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right and may be asserted at any time and from time to time.



                                       3